UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
Filed by the Registrant ☒
Filed by a party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

NAUTILUS BIOTECHNOLOGY, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

2701 Eastlake Avenue East
Seattle, Washington 98102
(206) 333-2001
April 29, 2025
Dear Fellow Stockholders:
We are pleased to invite you to attend the annual meeting of stockholders of Nautilus Biotechnology, Inc. (“Nautilus”), to be held on Friday, June 20, 2025 at 10:00 a.m., Pacific Time. The annual meeting will be conducted virtually via live audio webcast. You will be able to attend the annual meeting virtually by visiting www.virtualshareholdermeeting.com/NAUT2025, where you will be able to listen to the meeting live, submit questions and vote online.
The attached formal meeting notice and proxy statement contain details of the business to be conducted at the annual meeting.
Your vote is important. Whether or not you attend the annual meeting, it is important that your shares be represented and voted at the annual meeting. Therefore, we urge you to vote and submit your proxy promptly via the Internet, telephone or mail.
On behalf of our Board of Directors, we would like to express our appreciation for your continued support of and interest in Nautilus.
Sincerely,
Sujal Patel
President and Chief Executive Officer
-i-

NAUTILUS BIOTECHNOLOGY, INC.
2701 Eastlake Avenue East
Seattle, Washington 98102
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Time and Date	10:00 a.m., Pacific Time, on Friday, June 20, 2025
Place
The annual meeting will be conducted virtually via live audio webcast. You will be able to attend the annual meeting virtually by visiting www.virtualshareholdermeeting.com/NAUT2025, where you will be able to listen to the meeting live, submit questions and vote online during the meeting. If you have difficulty accessing the virtual meeting during the check-in or meeting time, a technical assistance phone number will be made available on the virtual meeting registration page 15 minutes prior to the start time of the meeting.

Items of Business
•To elect two Class I directors to hold office until our 2028 annual meeting of stockholders and until their respective successors are elected and qualified.
•To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2025.
•To transact any other business that may properly come before the annual meeting or any adjournments or postponements thereof.

Record Date	April 22, 2025 Only stockholders of record as of April 22, 2025 are entitled to notice of and to vote at the annual meeting.
Availability of Proxy Materials
The Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy statement, notice of annual meeting, form of proxy and our annual report, is first being sent or given on or about April 29, 2025 to all stockholders entitled to vote at the annual meeting.
The proxy materials and our annual report can be accessed as of April 29, 2025 by visiting www.proxyvote.com and using your 16 digit control number on the proxy card.

Voting	Your vote is important. Whether or not you plan to attend the annual meeting, we urge you to submit your proxy or voting instructions via the Internet, telephone or mail as soon as possible.

By order of the Board of Directors,

Sujal Patel
President and Chief Executive Officer
Seattle, Washington
April 29, 2025
-ii-

-iii-

NAUTILUS BIOTECHNOLOGY, INC.
PROXY STATEMENT
FOR 2025 ANNUAL MEETING OF STOCKHOLDERS
To be held at 10:00 a.m., Pacific Time, on Friday, June 20, 2025
This proxy statement and the enclosed form of proxy are being furnished in connection with the solicitation of proxies by our board of directors for use at our 2025 annual meeting of stockholders, and any postponements, adjournments or continuations thereof. You will be able to attend the annual meeting virtually by visiting www.virtualshareholdermeeting.com/NAUT2025, where you will be able to listen to the annual meeting live, submit questions and vote online by entering the control number on your Notice of Internet Availability or proxy card.
QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND OUR ANNUAL MEETING

The information provided in the “question and answer” format below addresses certain frequently asked questions but is not intended to be a summary of all matters contained in this proxy statement. Please read the entire proxy statement carefully before voting your shares. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement and references to our website address in this proxy statement are inactive textual references only.
What is Nautilus Biotechnology, Inc.’s relationship to ARYA Sciences Acquisition Corp III? What is the Business Combination?
On June 9, 2021 (the “Closing Date”), Nautilus Biotechnology, Inc., a Delaware corporation (f/k/a ARYA Sciences Acquisition Corp III (“ARYA”)), consummated the business combination (the “Business Combination”) pursuant to the terms of that certain Business Combination Agreement, dated as of February 7, 2021 (the “Business Combination Agreement”), by and among ARYA, Mako Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of ARYA (“Mako Merger Sub”), and Nautilus Subsidiary, Inc., a Delaware corporation (f/k/a Nautilus Biotechnology, Inc.) (“Legacy Nautilus”).
Pursuant to the terms of the Business Combination Agreement, on the Closing Date, (i) ARYA changed its jurisdiction of incorporation by deregistering as a Cayman Islands exempted company and continuing and domesticating as a corporation incorporated under the laws of the State of Delaware (the “Domestication”), upon which ARYA changed its name to “Nautilus Biotechnology, Inc.” (together with its consolidated subsidiary, the “Company” “New Nautilus” or “Nautilus”) and (ii) Mako Merger Sub merged with and into Legacy Nautilus (the “Merger”), with Legacy Nautilus as the surviving company in the Merger and, after giving effect to such Merger, Legacy Nautilus becoming a wholly-owned subsidiary of New Nautilus.
Why am I receiving these materials?
This proxy statement and the form of proxy are furnished in connection with the solicitation of proxies by our board of directors for use at the 2025 annual meeting of stockholders of Nautilus Biotechnology, Inc., a Delaware corporation, and any postponements, adjournments or continuations thereof (the “annual meeting”). The annual meeting will be held on Friday, June 20, 2025 at 10:00 a.m., Pacific Time. The annual meeting will be conducted virtually via live audio webcast. You will be able to attend the annual meeting virtually by visiting www.virtualshareholdermeeting.com/NAUT2025, where you will be able to listen to the meeting live, submit questions and vote online during the meeting.
The Notice of Internet Availability of Proxy Materials, or Notice of Internet Availability, containing instructions on how to access this proxy statement, the accompanying notice of annual meeting and form of proxy, and our annual report, is first being sent or given on or about April 29, 2025, to all stockholders of record as of April 22, 2025. The proxy materials and our annual report can be accessed as of April 29, 2025, by visiting www.proxyvote.com. If you receive a Notice of Internet Availability, then you will not receive a printed copy of the proxy materials or our annual report in the mail unless you specifically request these materials. Instructions for requesting a printed copy of the proxy materials and our annual report are set forth in the Notice of Internet Availability.

What proposals will be voted on at the annual meeting?
The following proposals will be voted on at the annual meeting:
•the election of two Class I directors to hold office until our 2028 annual meeting of stockholders and until their respective successors are elected and qualified;
•the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2025;
•any other business that may properly come before the annual meeting or any adjournments or postponements thereof.
As of the date of this proxy statement, our management and board of directors were not aware of any other matters to be presented at the annual meeting.
How does the board of directors recommend that I vote on these proposals?
Our board of directors recommends that you vote your shares:
•“FOR” the election of each Class I director nominee named in this proxy statement; and
•“FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2025.
Who is entitled to vote at the annual meeting?
Holders of our common stock as of the close of business on April 22, 2025, the record date for the annual meeting, may vote at the annual meeting. As of the record date, there were 126,148,469 shares of our common stock outstanding. Each share of common stock is entitled to one vote on each matter properly brought before the annual meeting. Stockholders are not permitted to cumulate votes with respect to the election of directors.
Stockholders of Record. If your shares are registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, then you are considered the stockholder of record with respect to those shares, and the Notice of Internet Availability was sent directly to you by us. As a stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote on your own behalf at the annual meeting. Throughout this proxy statement, we refer to these holders as “stockholders of record.”
Street Name Stockholders. If your shares are held in a brokerage account or by a broker, bank or other nominee, then you are considered the beneficial owner of shares held in street name, and the Notice of Internet Availability was forwarded to you by your broker, bank or other nominee, which is considered the stockholder of record with respect to those shares. As a beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote the shares held in your account by following the instructions that your broker, bank or other nominee sent to you. Throughout this proxy statement, we refer to these holders as “street name stockholders.”
Is there a list of registered stockholders entitled to vote at the annual meeting?
A list of registered stockholders entitled to vote at the annual meeting will be made available for examination by any stockholder for any purpose germane to the meeting for a period of at least ten days prior to the meeting between the hours of 9:00 a.m. and 4:30 p.m., Pacific Time, at our principal executive offices located at 2701 Eastlake Avenue East, Seattle, Washington 98102 by contacting our corporate secretary.
How many votes are needed for approval of each proposal?
•Proposal No. 1: Each director is elected by a plurality of the voting power of the shares present in person (including virtually) or represented by proxy at the annual meeting and entitled to vote on the election of directors. A plurality means that the nominees with the largest number of FOR votes are elected as directors. You may (1) vote FOR the election of all of the director nominees named herein, (2) WITHHOLD your vote for all director nominees, or (3) vote FOR all director nominees except for those specific director nominees from whom you WITHHOLD your vote. Because the outcome of this proposal will be determined by a plurality vote, any shares not voted FOR a particular nominee, whether as a result of choosing to WITHHOLD authority to vote or a broker non-vote, will have no effect on the outcome of the election.
•Proposal No. 2: The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2025 requires the affirmative vote of a majority of the voting power of the shares present in person (including virtually) or represented by proxy at the annual meeting and entitled to vote thereon. You may vote FOR or AGAINST this proposal, or you may indicate that you wish to ABSTAIN from voting on this proposal. Abstentions will be counted for purposes of determining the presence or absence of a quorum and will have the same effect as a vote AGAINST this proposal. Because this is a routine proposal, we do not expect any broker non-votes on this proposal.
What is the quorum requirement for the annual meeting?
A quorum is the minimum number of shares required to be present or represented at the annual meeting for the meeting to be properly held under our amended and restated bylaws and Delaware law. The presence, in person (including virtually) or by proxy, of a majority of the voting power of our capital stock issued and outstanding and entitled to vote will constitute a quorum to transact business at the annual meeting. Abstentions, choosing to withhold authority to vote and broker non-votes are counted as present and entitled to vote for purposes of determining a quorum. If there is no quorum, the chairperson of the meeting may adjourn the meeting to another time or place.
How do I vote and what are the voting deadlines?
Stockholder of Record. If you are a stockholder of record, you may vote in one of the following ways:
•by Internet at www.proxyvote.com, 24 hours a day, 7 days a week, until 11:59 p.m. Eastern Time on June 19, 2025 (have your Notice of Internet Availability or proxy card in hand when you visit the website);
•by toll-free telephone at 1-800-690-6903, 24 hours a day, 7 days a week, until 11:59 p.m. Eastern Time on June 19, 2025 (have your Notice of Internet Availability or proxy card in hand when you call);
•by completing, signing and mailing your proxy card (if you received printed proxy materials), which must be received prior to the annual meeting; or
•by attending the annual meeting virtually by visiting www.virtualshareholdermeeting.com/NAUT2025, where you may vote during the meeting (have your Notice of Internet Availability or proxy card in hand when you visit the website, you will need your 16 digit control number on your proxy card).
Street Name Stockholders. If you are a street name stockholder, then you will receive voting instructions from your broker, bank or other nominee. The availability of Internet and telephone voting options will depend on the voting process of your broker, bank or other nominee. We therefore recommend that you follow the voting instructions in the materials you receive from your broker, bank or other nominee. If your voting instruction form or notice of internet availability of proxy materials indicates that you may vote your shares through the proxyvote.com website, then you may vote those shares at the annual meeting with the control number indicated on that voting instruction form or notice of internet availability of proxy materials. Otherwise, you may not vote your shares at the annual meeting unless you obtain a legal proxy from your broker, bank or other nominee.
What if I do not specify how my shares are to be voted or fail to provide timely directions to my broker, bank or other nominee?
Stockholder of Record. If you are a stockholder of record and you submit a proxy, but you do not provide voting instructions, your shares will be voted:
•“FOR” the election of all Class I director nominees named in this proxy statement; and
•“FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2025.

In addition, if any other matters are properly brought before the annual meeting, the persons named as proxies will be authorized to vote or otherwise act on those matters in accordance with their judgment.
Street Name Stockholders. Brokers, banks and other nominees holding shares of common stock in street name for customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker, bank or other nominee will have discretion to vote your shares on our sole routine matter: the proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2025. Your broker, bank or other nominee will not have discretion to vote on any other proposals, which are considered non-routine matters, absent direction from you. In the event that your broker, bank or other nominee votes your shares on our sole routine matter, but is not able to vote your shares on the non-routine matters, then those shares will be treated as broker non-votes with respect to the non-routine proposals. Accordingly, if you own shares through a nominee, such as a broker or bank, please be sure to instruct your nominee how to vote to ensure that your shares are counted on each of the proposals.
Can I change my vote or revoke my proxy?
Stockholder of Record. If you are a stockholder of record, you can change your vote or revoke your proxy before the annual meeting by:
•entering a new vote by Internet or telephone (subject to the applicable deadlines for each method as set forth above);
•completing and returning a later-dated proxy card, which must be received prior to the annual meeting;
•delivering a written notice of revocation to our corporate secretary at Nautilus Biotechnology, Inc., 2701 Eastlake Avenue East, Seattle, Washington 98102, Attention: Corporate Secretary, which must be received prior to the annual meeting; or
•attending and voting at the annual meeting (although attendance at the annual meeting will not, by itself, revoke a proxy).
Street Name Stockholders. If you are a street name stockholder, then your broker, bank or other nominee can provide you with instructions on how to change or revoke your proxy.
What do I need to do to attend the annual meeting?
We will be hosting the annual meeting via live audio webcast only.
Stockholder of Record. If you were a stockholder of record as of the record date, then you may attend the annual meeting virtually, and will be able to submit your questions during the meeting and vote your shares electronically during the meeting by visiting www.virtualshareholdermeeting.com/NAUT2025. To attend and participate in the annual meeting, you will need the control number included on your Notice of Internet Availability or proxy card. The annual meeting live audio webcast will begin promptly at 10:00 a.m., Pacific Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 9:45 a.m., Pacific Time, and you should allow ample time for the check-in procedures.
Street Name Stockholders. If you were a street name stockholder as of the record date and your voting instruction form or notice of internet availability of proxy materials indicates that you may vote your shares through the proxyvote.com website, then you may access and participate in the annual meeting with the control number indicated on that voting instruction form or notice of internet availability of proxy materials. Otherwise, street name stockholders should contact their bank, broker or other nominee and obtain a legal proxy in order to be able to attend and participate in the annual meeting.
How can I get help if I have trouble checking in or listening to the annual meeting online?
If you encounter difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual meeting log-in page.

What is the effect of giving a proxy?
Proxies are solicited by and on behalf of our board of directors. Sujal Patel, our President and Chief Executive Officer, and Anna Mowry, our Chief Financial Officer, have been designated as proxy holders for the annual meeting by our board of directors. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the annual meeting in accordance with the instructions of the stockholder. If the proxy is dated and signed, but no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our board of directors on the proposals as described above. If any other matters are properly brought before the annual meeting, then the proxy holder will use their own judgment to determine how to vote your shares. If the annual meeting is postponed or adjourned, then the proxy holder can vote your shares on the new meeting date, unless you have properly revoked your proxy, as described above.
How can I contact Nautilus’s transfer agent?
You may contact our transfer agent, Continental Stock Transfer & Trust Company, by telephone at (212) 509-5586, or by writing Continental Stock Transfer & Trust Company, at 1 State Street, 30th Floor, New York, NY 10004-1561. You may also access instructions with respect to certain stockholder matters (e.g., change of address) via the Internet at https://continentalstock.com/.
How are proxies solicited for the annual meeting and who is paying for such solicitation?
Our board of directors is soliciting proxies for use at the annual meeting by means of the proxy materials. We will bear the entire cost of proxy solicitation, including the preparation, assembly, printing, mailing and distribution of the proxy materials. Copies of solicitation materials will also be made available upon request to brokers, banks and other nominees to forward to the beneficial owners of the shares held of record by such brokers, banks or other nominees. The original solicitation of proxies may be supplemented by solicitation by telephone, electronic communications or other means by our directors, officers or employees. No additional compensation will be paid to these individuals for any such services, although we may reimburse such individuals for their reasonable out-of-pocket expenses in connection with such solicitation.
Where can I find the voting results of the annual meeting?
We will disclose voting results on a Current Report on Form 8-K that we will file with the U.S. Securities and Exchange Commission, or SEC, within four business days after the meeting. If final voting results are not available to us in time to file a Form 8-K within such timeframe, we will file a Form 8-K to publish preliminary results and will provide the final results in an amendment to the Form 8-K as soon as they become available.
Why did I receive a Notice of Internet Availability instead of a full set of proxy materials?
In accordance with the rules of the SEC we have elected to furnish our proxy materials, including this proxy statement and our annual report, primarily via the Internet. As a result, we are mailing to our stockholders a Notice of Internet Availability instead of a paper copy of the proxy materials. The Notice of Internet Availability contains instructions on how to access our proxy materials on the Internet, how to vote on the proposals, how to request printed copies of the proxy materials and our annual report, and how to request to receive all future proxy materials in printed form by mail or electronically by e-mail. We encourage stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce our costs and the environmental impact of our annual meetings.
What does it mean if I receive more than one Notice of Internet Availability or more than one set of printed proxy materials?
If you receive more than one Notice of Internet Availability or more than one set of printed proxy materials, then your shares may be registered in more than one name and/or are registered in different accounts. Please follow the voting instructions on each Notice of Internet Availability or each set of printed proxy materials, as applicable, to ensure that all of your shares are voted.

I share an address with another stockholder, and we received only one copy of the Notice of Internet Availability or proxy statement and annual report. How may I obtain an additional copy of the Notice of Internet Availability or proxy statement and annual report?
We have adopted a procedure approved by the SEC called “householding,” under which we can deliver a single copy of the Notice of Internet Availability and, if applicable, the proxy statement and annual report, to multiple stockholders who share the same address unless we receive contrary instructions from one or more stockholders. This procedure reduces our printing and mailing costs. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of the Notice of Internet Availability and, if applicable, the proxy statement and annual report, to any stockholder at a shared address to which we delivered a single copy of these documents. To receive a separate copy, or, if you are receiving multiple copies, to request that we only send a single copy of next year’s Notice of Internet Availability or proxy statement and annual report, as applicable, you may contact us as follows:
Nautilus Biotechnology, Inc.
Attention: Investor Relations
2701 Eastlake Avenue East
Seattle, Washington 98102
Tel: (206) 333-2001
Street name stockholders may contact their broker, bank or other nominee to request information about householding.
Implications of being an “emerging growth company” and smaller reporting company.
We are an emerging growth company, as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. For as long as we continue to be an emerging growth company, we may take advantage of exemptions from various reporting requirements that are applicable to public companies that are not emerging growth companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding nonbinding advisory votes on executive compensation and stockholder approval of any golden parachute payments not previously approved. We will cease to be an emerging growth company on the date that is the earliest of (i) the last day of the fiscal year in which we have total annual gross revenue of $1.235 billion or more, (ii) the last day of our fiscal year following the fifth anniversary of the date of the closing of ARYA’s initial public offering (i.e., December 31, 2025), (iii) the date on which we have issued more than $1.0 billion in nonconvertible debt during the previous three years or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the Securities and Exchange Commission.
We are also a “smaller reporting company,” meaning that the market value of our stock held by non-affiliates is less than $700 million and our annual revenue was less than $100 million during the most recently completed fiscal year. We may continue to be a smaller reporting company if either (i) the market value of our stock held by non-affiliates is less than $250 million or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates is less than $700 million. If we are a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act and reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Composition of the Board
Our board of directors currently consists of nine directors, seven of whom are independent under the listing standards of The Nasdaq Stock Market LLC, or Nasdaq. Our board of directors is divided into three classes with staggered three-year terms. Thus, at each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the class whose term is then expiring.

Dr. Pande and Mr. Altman will not be standing for re-election at the annual meeting. In connection with the decision by Dr. Pande and Mr. Altman not to stand for re-election to the board of directors at the annual meeting, our board of directors has approved decreasing the authorized number of directors to seven (7) directorships, effective upon the opening of the polls for the election of Class I directors at the annual meeting, consisting of two Class I directorships, two Class II directorships and three Class III directorships. Each of Dr. Pande and Mr. Altman will continue to serve as a member of our board of directors until the annual meeting.

Also in connection with each of Dr. Pande’s and Mr. Altman’s decision not to stand for re-election at the annual meeting, in order to maintain all classes of the board of directors as nearly equal in number as is practicable, Matthew McIlwain agreed to resign as a Class II director, effective as of the annual meeting, and to stand for election to the board of directors as a Class I director at the annual meeting. In connection therewith, our board of directors has nominated Mr. McIlwain for election as a Class I director at the annual meeting. Mr. McIlwain’s agreement to resign is solely to maintain the size of each class of directors as nearly equal in number as possible and, subject to his election to the board of directors as a Class I director at the annual meeting, his service on the board of directors will continue uninterrupted without any break in service.
The following table sets forth the names, ages as of April 22, 2025, and certain other information for each of our directors and director nominees:

Name	Class	Age	Position(s)	Director Since	Current Term Expires	Expiration of Term for Which Nominated
Nominees for Director
Matthew McIlwain (1) (3) (4)	I	60	Director	2021	2026	2028
Sujal Patel	I	50	Chief Executive Officer, President, Secretary and Director	2021	2025	2028

Continuing Directors
Parag Mallick	II	48	Chief Scientist and Director	2021	2026	—
Farzad Nazem (2)	II	63	Director	2021	2026	—
Melissa Epperly (1) (5)	III	47	Director	2021	2027	—
Matthew L. Posard (1) (2)	III	58	Chairperson	2021	2027	—
Karen Akinsanya(3) (6)	III	57	Director	2022	2027	—

Directors Not Standing for Re-election
Vijay Pande (3)	I	54	Director	2021	2025	—
Michael Altman (2)	I	43	Director	2020	2025	—
________________________
(1)Member of audit committee
(2)Member of compensation committee
(3)Member of nominating and governance committee
(4)As described above, Mr. McIlwain is currently a Class II director with a term expiring at the 2026 annual meeting but agreed to resign as a Class II director, effective as of the annual meeting date, and stand for election as a Class I nominee.
(5)To become a member of the nominating and governance committee upon the conclusion of the annual meeting.
(6)To become a member of the compensation committee upon the conclusion of the annual meeting.

Nominees for Director
Matthew McIlwain. Matthew McIlwain has served on our board of directors since June 2021 and served on the Legacy Nautilus board of directors from January 2021 through the closing of the Business Combination. Mr. McIlwain currently serves as a Managing Director at Madrona Venture Group, a venture capital firm, a position he has held since June 2002, and joined as a Venture Partner in June 2000. Prior to joining Madrona Venture Group, Mr. McIlwain served as Vice President of Business Process at Genuine Parts Company from January 1996 to May 2000, a consultant at McKinsey & Company from August 1992 to December 1995, and in investment banking at Credit Suisse First Boston from July 1987 to July 1989. Mr. McIlwain holds a B.A. in Government and Economics from Dartmouth College, an M.P.P. in Public Policy from Harvard University’s Kennedy School of Government, and an M.B.A. from Harvard Business School.
We believe Mr. McIlwain is qualified to serve on our board of directors due to his extensive industry background and experience investing in the technology and life sciences industry.
Sujal Patel. Sujal Patel has served as our Chief Executive Officer, President, Secretary and a member of our board of directors since June 2021. Mr. Patel co-founded Legacy Nautilus and served as its Chief Executive Officer and a member of its board of directors from January 2017 through the closing of the Business Combination. Previously, from January 2001 to December 2010, Mr. Patel founded and served in various executive positions at Isilon Systems, Inc., an enterprise data storage company, including as Chief Executive Officer from 2007 until Isilon Systems was acquired by EMC Corporation, an enterprise storage systems and software company, in December 2010. Following the acquisition, Mr. Patel served as the President of EMC’s Isilon Storage Division until October 2012. Mr. Patel has been a Strategic Director at Madrona Venture Group, a Seattle venture capital firm, since January 2015. Mr. Patel holds a B.S. in Computer Science from the University of Maryland, College Park.
We believe Mr. Patel is qualified to serve on our board of directors because of his deep knowledge of our business, and strategy, and his extensive executive leadership and operational experience.
Continuing Directors
Parag Mallick. Parag Mallick has served as our Chief Scientist and a member of our board of directors since June 2021. Dr. Mallick co-founded Legacy Nautilus and served as its Chief Scientist and a member of its board of directors from December 2016 through the closing of the Business Combination. Dr. Mallick served as Assistant Professor at Stanford University from 2011 to 2017 and as Associate Professor at Stanford University from 2017 to the present. Previously, he served as Adjunct Assistant Professor at the University of California, Los Angeles from 2005 to 2011 and at the University of Southern California from 2009 to 2011. Dr. Mallick served as Director of Clinical Proteomics at Cedars-Sinai from 2005 to 2009. Dr. Mallick completed his post-doctoral fellowship in clinical proteomics and systems biology at the Institute for Systems Biology from 2002 to 2004. Dr. Mallick holds a B.S. in Computer Science from Washington University in St. Louis and a Ph.D. in Chemistry and Biochemistry from the University of California, Los Angeles.
We believe Dr. Mallick is qualified to serve on our board of directors because of his scientific expertise and his deep understanding of our business, operations and strategy.
Farzad Nazem. Farzad Nazem has served on our board of directors since June 2021 and served on the Legacy Nautilus board of directors from June 2017 through the closing of the Business Combination. Mr. Nazem spent over 11 years at Yahoo! Inc., a web services provider, where he served as Chief Technology Officer, and over 10 years at Oracle Corporation, a database management company, where he spent time as Vice President of the Web and Media Server Division. Mr. Nazem holds a B.S. in Computer Science from California Polytechnic State University–San Luis Obispo.
We believe Mr. Nazem is qualified to serve on our board of directors because of his technical expertise, extensive industry background and management experience.
Melissa Epperly. Melissa Epperly has served on our board of directors since June 2021 and served on the Legacy Nautilus board of directors from January 2021 through the closing of the Business Combination. From September 2019 to April 2024, Ms. Epperly served as Chief Financial Officer of Zentalis Pharmaceuticals, Inc. (NASDAQ: ZNTL), a clinical-stage cancer company. From June 2018 to August 2019, Ms. Epperly served as Chief Financial Officer of PsiOxus Therapeutics Ltd., a clinical-stage gene therapy cancer company, where she led the company’s financial operations. Prior to joining PsiOxus, Ms. Epperly served as Chief Financial Officer and Head of Business Development at R-Pharm US, a commercial-stage oncology company, from October 2015 to June 2018, where she led the company’s financial operations and business development. Ms. Epperly served as a Director at Anchorage Capital Group, a credit-focused hedge fund, from August 2012 to September 2015. Previously, Ms. Epperly was a Vice President at Goldman Sachs in equity research in New York and London, a management consultant with Bain & Company, and a healthcare investment banker at Morgan Stanley. Ms. Epperly currently serves on the board of directors of Roivant Sciences Ltd (NASDAQ: ROIV). Ms. Epperly holds a B.A. in Biochemisty and Economics from the University of Virginia and an M.B.A from Harvard Business School.
We believe Ms. Epperly is qualified to serve on our board of directors because of her extensive experience as a senior financing executive in the life sciences industry.
Matthew L. Posard. Matthew L. Posard has served on our board of directors and as Chairperson since June 2021 and served on the Legacy Nautilus board of directors from February 2019 through the closing of the Business Combination. Mr. Posard currently serves as Founding Partner at Explore-DNA, a life sciences and diagnostics consulting firm. Previously, Mr. Posard served as the President and Chief Commercial Officer of GenePeeks, Inc., a genetic information company, from February 2017 to April 2018, and as Executive Vice President and Chief Commercial Officer at Trovagene Inc. (now Cardiff Oncology, Inc.), an oncology therapeutics company, from March 2015 to April 2016. Mr. Posard also held multiple executive leadership roles at Illumina, Inc., a biotechnology company, from 2006 to 2015. Mr. Posard currently serves on multiple boards including Halozyme Therapeutics (NASDAQ: HALO). Mr. Posard holds a B.A. in Management Science from the University of California, San Diego.
We believe Mr. Posard is qualified to serve on our board of directors because of his extensive experience as an executive and serving on various boards of directors of companies in the life sciences industry.
Karen Akinsanya. Karen Akinsanya has served on our board of directors since March 2022. Dr. Akinsanya has served as President of R&D, Therapeutics of Schrödinger, Inc. (NASDAQ: SDGR), a life sciences company, since February 2022, and its Executive Vice President and Chief Biomedical Scientist since January 2020 and previously served as its Senior Vice President and Chief Biomedical Scientist from April 2018 to December 2019. Prior to joining Schrödinger, Dr. Akinsanya spent 12 years at Merck & Co., Inc., or Merck, a pharmaceutical company, beginning in 2005, where she held a variety of positions across Merck Research Labs, including Associate Vice President, Early Scientific Assessment Lead, Business Development & Licensing from December 2013 to July 2017, Collaboration Lead and Executive Director, Cardiovascular Research from January 2010 to December 2013, and Associate Director of Clinical Pharmacology from October 2005 to December 2009. Prior to Merck, Dr. Akinsanya held a number of roles in drug discovery at Ferring Pharmaceuticals in the United Kingdom and the United States from 1997 to 2005. In 2007, Dr. Akinsanya founded Envision Science Group LLC, or Envision, a translational science consulting company, where she currently serves as President. Dr. Akinsanya provided consulting services on behalf of Envision to companies in the pharmaceutical industry between July 2017 and April 2018. Dr. Akinsanya received a B.Sc. in Biochemistry from Queen Mary College, University of London, a Ph.D. in Endocrine Physiology from the Imperial College and completed postdoctoral studies at the Ludwig Institute for Cancer Research, University College, London.

We believe Dr. Akinsanya is qualified to serve on our board of directors because of her extensive industry background and experience in the life sciences industry.

Directors Not Standing for Re-Election
Vijay Pande. Vijay Pande has served on our board of directors since June 2021, and served on the Legacy Nautilus board of directors from May 2018 through the closing of the Business Combination. Since September 2015, Dr. Pande has served as a general partner at Andreessen Horowitz, a venture capital fund, where he focuses on investments in biopharma and healthcare companies. Dr. Pande has served on the board of directors of BioAge Labs (Nasdaq: BIOA) since June 2017. From October 1999 to February 2019, Dr. Pande served as founding director of Folding@home, a distributed computing project for disease research. Dr. Pande holds a B.S. in Physics from Princeton University and a Ph.D. in Physics from Massachusetts Institute of Technology.
Dr. Pande will be departing from the board of directors following the annual meeting and we thank him for his service as a director.
Michael Altman. Michael Altman, CFA, has served on our board of directors since June 2021 and served on the ARYA board of directors from inception until the closing of the Business Combination. Mr. Altman also served as ARYA’s Chief Financial Officer from inception until the closing of the Business Combination. Mr. Altman has served as a Managing Director on the investment team of Perceptive Advisors since 2007, and is a member of the internal investment committee of Perceptive Advisors’ credit opportunities fund. Mr. Altman’s focus is on medical devices, diagnostics, digital health and specialty pharmaceuticals. Mr. Altman has served on the board of directors of Perceptive Capital Solutions Corp (Nasdaq: PCSC) since June 2024. Mr. Altman also served on the board of directors of Lyra Therapeutics (Nasdaq: LYRA), which is a portfolio company of Perceptive Advisors, from October 2018 to December 2024. Mr. Altman also served as the Chief Financial Officer and on the board of directors of ARYA Sciences Acquisition Corp IV (Nasdaq: ARYD) from January 2021 to July 2024, and ARYA Sciences Acquisition Corp V (Nasdaq: ARYE) from June 2021 to July 2024. Mr. Altman graduated from the University of Vermont with a BS in Business Administration.
Mr. Altman will be departing from the board of directors following the annual meeting and we thank him for his service as a director.
Director Independence
Our common stock is listed on Nasdaq. As a company listed on Nasdaq, we are required under Nasdaq listing rules to maintain a board comprised of a majority of independent directors as determined affirmatively by our board. Under Nasdaq listing rules, a director will only qualify as an independent director if, in the opinion of that listed company’s board of directors, the director does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In addition, the Nasdaq listing rules require that, subject to specified exceptions, each member of our audit, compensation and nominating and governance committees be independent.
Audit committee members must also satisfy the additional independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and Nasdaq listing rules applicable to audit committee members. Compensation committee members must also satisfy the additional independence criteria set forth in Rule 10C-1 under the Exchange Act and Nasdaq listing rules applicable to compensation committee members.
Our board of directors has undertaken a review of the independence of each of our directors. Based on information provided by each director concerning his or her background, employment and affiliations, our board of directors has determined that none of Mr. Pande, Mr. Altman, Mr. Nazem, Mr. McIlwain, Ms. Epperly, Mr. Posard and Ms. Akinsanya, representing seven of our nine directors, has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is an “independent director” as defined under the listing standards of Nasdaq. Sujal Patel is not considered an independent director because of his position as our Chief Executive Officer, President and Secretary. Parag Mallick is not considered an independent director because of his position as our Chief Scientist.
In making these determinations, our board of directors considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances that our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director, and the applicable transactions involving them described in the section titled “Related Person Transactions.”
There are no family relationships among any of our directors or executive officers.
Board Leadership Structure
Our corporate governance framework provides our board flexibility to determine the appropriate leadership structure for the Company, and whether the roles of chairperson and chief executive officer should be separated or combined. In making this determination, our board considers many factors, including the needs of the business, our board’s assessment of its leadership needs from time to time and the best interests of our stockholders. If the role of chairperson is filled by a director who does not qualify as an independent director, then our corporate governance guidelines provide that one of our independent directors may serve as our lead independent director.
Our board believes that it is currently appropriate to separate the roles of chairperson and chief executive officer. The chief executive officer is responsible for day-to-day leadership, while our chairperson, along with the rest of our independent directors, ensures that our board’s time and attention is focused on providing independent oversight of management and matters critical to our company. The board believes that Mr. Posard’s deep knowledge of the Company and industry, as well as strong leadership and governance experience, enable Mr. Posard to lead our board effectively and independently.

Role of Board in Risk Oversight Process
One of the key functions of our board of directors is informed oversight of the risk management process. Our board of directors does not have a standing risk management committee, but rather administers this oversight function directly through our board of directors as a whole, as well as through various standing committees of our board of directors that address risks inherent in their respective areas of oversight. In particular our board of directors is responsible for monitoring and assessing strategic risk exposure and our audit committee has the responsibility to consider and discuss major financial risk exposures as well as risks and exposures associated with cybersecurity, information security and privacy matters, and the steps our management takes to monitor and control such exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The audit committee also monitors compliance with legal and regulatory requirements. Our compensation committee is responsible for overseeing the management of risks relating to executive compensation plans and arrangements. The compensation committee also assesses and monitors whether compensation plans, policies and programs comply with applicable legal and regulatory requirements.
Board Committees
Our board of directors has established the following standing committees of the board: audit committee; compensation committee; and nominating and governance committee. The composition and responsibilities of each of the committees of our board of directors is described below.
Audit Committee
The current members of our audit committee are Ms. Epperly, Mr. McIlwain and Mr. Posard. Ms. Epperly is the chairperson of our audit committee. Our board of directors has determined that each member of our audit committee meets the requirements for independence of audit committee members under the rules and regulations of the SEC and the listing standards of Nasdaq, and also meets the financial literacy requirements of the listing standards of Nasdaq. Our board of directors has determined that each of Ms. Epperly and Mr. McIlwain is an audit committee financial expert within the meaning of Item 407(d) of Regulation S-K. Our audit committee is responsible for, among other things:
•selecting, retaining, compensating, evaluating, overseeing and, where appropriate, terminating our independent registered public accounting firm;
•reviewing and approving the scope and plans for the audits and the audit fees and approving all non-audit and tax services to be performed by the independent auditor;
•evaluating the independence and qualifications of our independent registered public accounting firm;
•reviewing our financial statements, and discussing with management and our independent registered public accounting firm the results of the annual audit and the quarterly reviews;
•reviewing and discussing with management and our independent registered public accounting firm the quality and adequacy of our internal controls and our disclosure controls and procedures;
•discussing with management our procedures regarding the presentation of our financial information, and reviewing earnings press releases and guidance;
•overseeing the design, implementation and performance of our internal audit function, if any;
•setting hiring policies with regard to the hiring of employees and former employees of our independent auditor and overseeing compliance with such policies;
•reviewing, approving and monitoring related party transactions;
•reviewing and monitoring compliance with our code of business conduct and ethics, and reviewing conflicts of interest of our board members and officers;
•adopting and overseeing procedures to address complaints regarding accounting, internal accounting controls and auditing matters, including confidential, anonymous submissions by our employees of concerns regarding questionable accounting or auditing matters;

•reviewing and discussing with management and our independent auditor the adequacy and effectiveness of our legal, regulatory and ethical compliance programs; and
•reviewing and discussing with management and our independent auditor our guidelines and policies to identify, monitor and address enterprise risks, including major financial risk exposures and risks and exposures associated with cybersecurity, information security and privacy matters.
Our audit committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the listing standards of Nasdaq. A copy of the charter of our audit committee is available on our website at https://investors.nautilus.bio/. During 2024, our audit committee held four meetings.
Compensation Committee
The current members of our compensation committee are Mr. Posard, Mr. Altman and Mr. Nazem. Mr. Posard is the chairperson of our compensation committee. In connection with Mr. Altman’s decision not to stand for re-election, our board of directors has appointed Ms. Akinsanya to the compensation committee, effective upon the conclusion of the annual meeting. Our board of directors has determined that each member of our compensation committee meets the requirements for independence for compensation committee members under the rules and regulations of the SEC and the listing standards of Nasdaq. Each member of the compensation committee is also a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act. Our compensation committee is responsible for, among other things:
•reviewing, approving or making recommendations to our board of directors regarding the compensation for our executive officers, including our chief executive officer;
•reviewing, approving and administering our employee benefit and equity incentive plans;
•establishing and reviewing the compensation plans and programs of our employees, and ensuring that they are consistent with our general compensation strategy;
•monitoring compliance with any stock ownership guidelines;
•approving or making recommendations to our board of directors regarding the creation or revision of any clawback policy; and
•making recommendations to our board of directors regarding non-employee director compensation.
Our compensation committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the listing standards of Nasdaq. A copy of the charter of our compensation committee is available on our website at https://investors.nautilus.bio/. During 2024, our compensation committee held four meetings.
Nominating and Governance Committee
The current members of our nominating and governance committee are Mr. McIlwain, Dr. Pande and Ms. Akinsanya. Mr. McIlwain is the chairperson of our nominating and governance committee. In connection with Dr. Pande’s decision not to stand for re-election, our board of directors has appointed Ms. Epperly to the nominating and governance committee, effective upon the conclusion of the annual meeting. Our board of directors has determined that each member of our nominating and governance committee meets the requirements for independence for nominating and governance committee members under the listing standards of Nasdaq. Our nominating and governance committee is responsible for, among other things:
•reviewing and assessing and making recommendations to our board of directors regarding desired qualifications, expertise and characteristics sought of board members;
•identifying, evaluating, selecting or making recommendations to our board of directors regarding nominees for election to our board of directors;
•developing policies and procedures for considering stockholder nominees for election to our board of directors;
•reviewing our succession planning process for our chief executive officer and any other members of our executive management team;

•reviewing and making recommendations to our board of directors regarding the composition, organization and governance of our board of directors and its committees;
•reviewing and making recommendations to our board of directors regarding our corporate governance guidelines and corporate governance framework;
•overseeing director orientation for new directors and continuing education for our directors;
•overseeing the evaluation of the performance of our board of directors and its committees; and
•administering policies and procedures for communications with the non-management members of our board of directors.
Our nominating and governance committee operates under a written charter that satisfies the applicable listing standards of Nasdaq. A copy of the charter of our nominating and governance committee is available on our website at https://investors.nautilus.bio/. During 2024, our nominating and governance committee held three meetings.

Board’s Role in Cybersecurity Oversight

One of the key functions of our board of directors is informed oversight of our risk management process, including risks from cybersecurity threats. Our board of directors is responsible for monitoring and assessing strategic risk exposure, and our executive officers are responsible for the day-to-day management of the material risks we face. Our board of directors administers its cybersecurity risk oversight function directly as a whole, as well as through the audit committee. Our Head of IT and our management committee on cybersecurity, which includes representatives of the Company’s legal department, finance department and IT department, who collectively possess significant experience in evaluating, managing and mitigating security and other risks, including cybersecurity risks, are primarily responsible to assess and manage our material risks from cybersecurity threats.

Our Head of IT and our management committee on cybersecurity oversee our cybersecurity policies and processes. The processes by which our Head of IT and representatives from our management committee on cybersecurity are informed about and monitor the prevention, detection, mitigation, and remediation of cybersecurity incidents includes the following:

•monitoring of Company computer and information systems for potential malware, ransomware and other malicious activity, and remediation of identified issues, including mitigation of identified risks and containment and elimination of any malicious software;
•mandatory cybersecurity training as part of new employee onboarding along with required annual employee cybersecurity re-training;
•automated monitoring of systems and network infrastructure through event log analysis by security information and event management application;
•prompt incident reporting directly to the Company’s CFO and General Counsel; and
•escalation to the Company’s audit committee and board of directors as warranted based upon the nature of the identified issue.
Our Head of IT and/or representatives from our management committee on cybersecurity provide periodic briefings to the audit committee regarding our company’s cybersecurity risks and activities, including any recent cybersecurity incidents and related responses, cybersecurity systems testing, activities of third parties, and the like. Our audit committee provides regular updates to the board of directors on such reports.

For additional information regarding our cybersecurity risk management and governance, please refer to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.
Attendance at Board and Stockholder Meetings
During our fiscal year ended December 31, 2024, our board of directors held four meetings (including regularly scheduled and special meetings), and each director attended at least 75% of the aggregate of (1) the total number of meetings of the board of directors held during the period for which he or she was a director and (2) the total number of meetings held by all committees on which he or she served during the periods that he or she served as a director.
Although we do not have a formal policy regarding attendance by members of our board of directors at the annual meetings of stockholders, we encourage, but do not require, directors to attend. Six members of our board of directors attended our 2024 annual meeting of stockholders.
Executive Sessions of Non-Employee Directors
To encourage and enhance communication among non-employee directors, and as required under applicable Nasdaq rules, our corporate governance guidelines provide that the non-employee directors will meet in executive sessions without management directors or management present on a periodic basis but no less than two times a year. In addition, if any of our non-employee directors are not independent directors, then our independent directors will also meet in executive session on a periodic basis but no less than two times a year.
Compensation Committee Interlocks and Insider Participation
During 2024, the members of our compensation committee were Mr. Posard, Mr. Altman and Mr. Nazem. None of the members of our compensation committee has ever been an executive officer or employee of Nautilus. Mr. Altman served as ARYA’s Chief Financial Officer and director from its inception until the closing of the Business Combination. None of our executive officers currently serve, or has served during the last completed fiscal year, on the compensation committee or board of directors of any other entity that has one or more executive officers that serves as a member of the board of directors or our compensation committee.
Considerations in Evaluating Director Nominees
Our nominating and governance committee uses a variety of methods for identifying and evaluating potential director nominees. In its evaluation of director candidates, including the current directors eligible for re-election, our nominating and governance committee will consider the current size and composition of our board of directors and the needs of our board of directors and the respective committees of our board of directors and other director qualifications. While our board has not established minimum qualifications for board members, some of the factors that our nominating and governance committee considers in assessing director nominee qualifications include, without limitation, issues of character, professional ethics and integrity, judgment, business and personal experience, and professional background, as well as other individual qualities and attributes that contribute to the total mix of viewpoints and experience represented on our board. Although our board of directors does not maintain a specific policy with respect to board diversity, our board of directors believes that the board should be selected so that the Board maintains an optimal composition, and the nominating and governance committee considers a broad range of perspectives, backgrounds and experiences.
If our nominating and governance committee determines that an additional or replacement director is required, then the committee may take such measures as it considers appropriate in connection with its evaluation of a director candidate, including candidate interviews, inquiry of the person or persons making the recommendation or nomination, engagement of an outside search firm to gather additional information, or reliance on the knowledge of the members of the committee, board or management.
After completing its review and evaluation of director candidates, our nominating and governance committee recommends to our full board of directors the director nominees for selection. Our nominating and governance committee has discretion to decide which individuals to recommend for nomination as directors and our board of directors has the final authority in determining the selection of director candidates for nomination to our board.
Stockholder Recommendations and Nominations to our Board of Directors
Our nominating and governance committee will consider recommendations and nominations for candidates to our board of directors from stockholders in the same manner as candidates recommended to the committee from other sources, so long as such recommendations and nominations comply with our amended and restated certificate of incorporation and amended and restated bylaws, all applicable company policies and all applicable laws, rules and regulations, including those promulgated by the SEC. Our nominating and governance committee will evaluate such recommendations in accordance with its charter, our bylaws and corporate governance guidelines and the director nominee criteria described above.

A stockholder that wants to recommend a candidate to our board of directors should direct the recommendation in writing by letter to our corporate secretary at Nautilus Biotechnology, Inc., 2701 Eastlake Avenue East, Seattle, Washington 98102, Attention: Corporate Secretary. Such recommendation must include the candidate’s name, home and business contact information, detailed biographical data, relevant qualifications, a signed letter from the candidate confirming willingness to serve, information regarding any relationships between the candidate and us and evidence of the recommending stockholder’s ownership of our capital stock. Such recommendation must also include a statement from the recommending stockholder in support of the candidate. Our nominating and governance committee has discretion to decide which individuals to recommend for nomination as directors.
Under our amended and restated bylaws, stockholders may also directly nominate persons for our board of directors. Any nomination must comply with the requirements set forth in our amended and restated bylaws and the rules and regulations of the SEC, including but not limited to Rule 14a-8 and Rule 14a-19 under the Exchange Act, and should be sent in writing to our corporate secretary at the address above. To be timely for our 2026 annual meeting of stockholders, nominations must be received by our corporate secretary observing the deadlines discussed below under “Other Matters—Stockholder Proposals or Director Nominations for 2026 Annual Meeting.”
Communications with the Board of Directors
Stockholders and other interested parties wishing to communicate directly with our non-management directors, may do so by writing and sending the correspondence to our Chief Financial Officer or General Counsel by mail to our principal executive offices at Nautilus Biotechnology, Inc., 2701 Eastlake Avenue East, Seattle, Washington 98102. Our Chief Financial Officer or General Counsel, in consultation with appropriate directors as necessary, will review all incoming communications and screen for communications that (1) are solicitations for products and services, (2) relate to matters of a personal nature not relevant for our stockholders to act on or for our board to consider and (3) matters that are of a type that are improper or irrelevant to the functioning of our board or our business, for example, mass mailings, job inquiries and business solicitations. If appropriate, our Chief Financial Officer or General Counsel will route such communications to the appropriate director(s) or, if none is specified, then to the chairperson of the board or the lead independent director (if one is appointed). These policies and procedures do not apply to communications to non-management directors from our officers or directors who are stockholders or stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act.
Insider Trading Policy; Prohibition on Short Sales; Hedging, and Pledging of Securities
We have adopted an insider trading policy governing the purchase, sale and other disposition of our securities by our directors, officers, and employees, including their immediate family members, and certain other related parties. We believe our insider trading policy is reasonably designed to promote compliance with insider trading laws, rules and regulations and listing standards applicable to the Company. A copy of our insider trading policy is filed as Exhibit 19.1 to our Annual Report. Under our insider trading policy, our employees, including our executive officers, and the members of our board of directors are prohibited from, directly or indirectly, among other things, (1) engaging in short sales, (2) trading in publicly-traded options, such as puts and calls, and other derivative securities with respect to our securities (other than stock options, restricted stock units and other compensatory awards issued to such individuals by us), (3) purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds), or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of equity securities granted to them by us as part of their compensation or held, directly or indirectly, by them, (4) pledging any of our securities as collateral for any loans and (5) holding our securities in a margin account.
Corporate Governance Guidelines and Code of Business Conduct and Ethics
Our board of directors has adopted corporate governance guidelines. These guidelines address, among other items, the qualifications and responsibilities of our directors and director candidates, the structure and composition of our board of directors and corporate governance policies and standards applicable to us in general. In addition, our board of directors has adopted a code of business conduct and ethics that applies to all of our employees, officers and directors, including our chief executive officer, chief financial officer and other executive and senior financial officers. The full text of our corporate governance guidelines and code of business conduct and ethics are available on our website at http://investors.nautilus.bio/. We will post amendments to our code of business conduct and ethics or any waivers of our code of business conduct and ethics for directors and executive officers on the same website.

Director Compensation
Director Compensation Policy
Our board of directors reviews director compensation periodically to ensure that director compensation remains competitive such that we are able to recruit and retain qualified directors.

In 2020, the compensation committee of the Legacy Nautilus board of directors retained Compensia, a third-party compensation consultant, to provide the Legacy Nautilus board of directors and its compensation committee with an analysis of publicly available market data regarding practices and compensation levels at comparable companies and assistance in determining compensation to be provided to our non-employee directors. Based on the discussions with and assistance from the compensation consultant, in connection with the Business Combination, our board of directors adopted an Outside Director Compensation Policy that provides for certain compensation to our non-employee directors. The Outside Director Compensation Policy originally became effective in connection with the closing of the Business Combination in June 2021, and was subsequently amended, effective as of February 15, 2023, to set upper limits on the number of shares of common stock subject to each Initial Award and Annual Award (as described below) granted under the policy.
Cash Compensation
The Outside Director Compensation Policy provides for the following cash compensation program for our non-employee directors:
•$40,000 per year for service as a non-employee director;
•$40,000 per year for service as non-employee chair of our board of directors;
•$20,000 per year for service as chair of our audit committee;
•$10,000 per year for service as a member of our audit committee;
•$14,000 per year for service as chair of our compensation committee;
•$7,000 per year for service as a member of our compensation committee;
•$10,000 per year for service as chair of our nominating and governance committee; and
•$5,000 per year for service as a member of our nominating and governance committee.
Each non-employee director who serves as a committee chair of our board of directors receives the cash retainer fee as the chair of the committee but not the cash retainer fee as a member of that committee, provided that the non-employee director who serves as the non-employee chair of our board of directors receives the annual retainer fees for such role as well as the annual retainer fee for service as a non-employee director. These fees to our non-employee directors are paid quarterly in arrears on a prorated basis. The above-listed fees for service as non-employee chair of our board of directors or a chair or member of any committee are payable in addition to the non-employee director retainer. Under our Outside Director Compensation Policy, we also reimburse our non-employee directors for reasonable travel expenses to attend meetings of our board of directors and its committees.
Equity Compensation
Initial Award. Pursuant to our Outside Director Compensation Policy, each person who first becomes a non-employee director after the effective date of such policy will receive, on the first trading day on or after the date that the person first becomes a non-employee director, an initial award of stock options to purchase shares of our common stock (the “Initial Award”). The Initial Award will cover a number of shares of common stock equal to the lesser of (a) such number of shares of common stock that results in the Initial Award having an aggregate grant date fair value (determined in accordance with U.S. GAAP) of $370,000 (but with any resulting fractional share rounded down to the nearest whole share), or (b) 90,000 shares of common stock. Prior to the amendment of the Outside Director Compensation Policy in February 2023, each Initial Award covered a number of shares of common stock that resulted in the Initial Award having an aggregate grant date fair value (determined in accordance with U.S. GAAP) of $370,000. Each Initial Award will be scheduled to vest in equal installments as to 1/36th of the shares of our common stock subject to the Initial Award on a monthly basis following the Initial Award’s grant date, on the same day of the month as the grant date, subject to continued service to us through the applicable vesting dates. If the person was a member of our board of directors and also an employee, then becoming a non-employee director due to termination of employment will not entitle the person to an Initial Award.
Annual Award. Each non-employee director automatically will receive, on the first trading day immediately after the date of each annual meeting of our stockholders (an “Annual Meeting”) that occurs following the effective date of our Outside Director Compensation Policy, an annual award of stock options to purchase shares of our common stock (the “Annual Award”). Each Annual Award will cover a number of shares of common stock equal to the lesser of (a) such number of shares of common stock that results in the Annual Award having an aggregate grant date fair value (determined in accordance with U.S. GAAP) of $185,000 (but with any resulting fractional share rounded down to the nearest whole share), or (b) 45,000 shares of our common stock, except if an individual began service as a non-employee director after the date of the Annual Meeting that occurred immediately prior to such Annual Meeting, then the Annual Award granted to such non-employee director will cover a number of shares of common stock determined in the manner previously described, but prorated based on the number of whole months that the individual served as a non-employee director prior to the Annual Award’s grant date during the 12 month period immediately preceding such Annual Meeting. Prior to the amendment of the Outside Director Compensation Policy in February 2023, each Annual Award covered a number of shares of common stock that resulted in the Annual Award having an aggregate grant date fair value (determined in accordance with U.S. GAAP) of $185,000, subject to the same proration as set forth above for any director that began service as a non-employee director after the date of the preceding Annual Meeting (or the Business Combination in the case of the first Annual Meeting thereafter). Each Annual Award will be scheduled to vest as to 1/12th of the shares of our common stock subject to such award on a monthly basis following the Annual Award’s grant date, on the same day of the month as the grant date, subject to continued service to us through the applicable vesting dates.
Change in Control. In the event of our change in control, as defined in the 2021 Equity Incentive Plan (“2021 Plan”), each non-employee director’s then outstanding equity awards covering shares of our common stock that were granted to him or her while a non-employee director will accelerate vesting in full, provided that he or she remains a non-employee director through the date of such change in control.
Other Award Terms. Each Initial Award and Annual Award will be granted under the 2021 Plan (or its successor plan, as applicable) and form of award agreement under such plan. These awards will have a maximum term to expiration of ten years from their grant and a per share exercise price equal to 100% of the fair market value of a share of our common stock on the award’s grant date.
Director Compensation Limits. Our Outside Director Compensation Policy and the 2021 Plan provide that in any fiscal year, a non-employee director may be paid cash compensation and granted equity awards with an aggregate value of no more than $1,000,000 (with the value of equity awards based on its grant date fair value determined in accordance with U.S. GAAP for purposes of this limit). Equity awards granted or other compensation provided to a non-employee director for services provided as an employee or consultant (other than a non-employee director), or provided before the closing of the Business Combination, will not count toward this annual limit.
Director Compensation for Fiscal Year 2024
The following table sets forth information regarding the compensation earned for service on our board of directors during the year ended December 31, 2024 by non-employee directors. Neither Mr. Patel nor Dr. Mallick received any additional compensation for their service as a director in 2024. Mr. Patel and Dr. Mallick’s compensation as a named executive officer is set forth below under “— Summary Compensation Table.”

Name and principal position	Fees earned or paid in cash ($)	Option awards ($)(1)	Total ($)
Karen Akinsanya(2)	45,000	89,782	134,782
Michael Altman(3)	47,000	89,782	136,782
Melissa Epperly(4)	60,000	89,782	149,782
Matthew McIlwain(5)	60,000	89,782	149,782
Farzad Nazem(6)	47,000	89,782	136,782
Vijay Pande(7)	45,000	89,782	134,782
Matthew Posard(8)	104,000	89,782	193,782
_________________

(1)
In accordance with SEC rules, this column reflects the aggregate grant date fair value of the stock option awards granted during 2024, computed in accordance with FASB ASC 718. These amounts do not reflect the actual economic value that will be realized by the director upon the vesting of the stock options, the exercise of the stock options, or the sale of the common stock underlying such stock options.

(2)	As of December 31, 2024, Ms. Akinsanya holds outstanding options to purchase 210,409 shares.
(3)	As of December 31, 2024, Mr. Altman holds outstanding options to purchase 220,902 shares. Mr. Altman will be departing from our board of directors in connection with the annual meeting.
(4)	As of December 31, 2024, Ms. Epperly holds outstanding options to purchase 249,028 shares.
(5)	As of December 31, 2024, Mr. McIlwain holds outstanding options to purchase 212,747 shares.
(6)	As of December 31, 2024, Mr. Nazem holds outstanding options to purchase 212,747 shares.
(7)	As of December 31, 2024, Dr. Pande holds outstanding options to purchase 212,747 shares. Dr. Pande will be departing from our board of directors in connection with the annual meeting.
(8)	As of December 31, 2024, Mr. Posard holds outstanding options to purchase 444,943 shares.

Equity Granting and Insider Trading Policy

The Company grants equity incentive awards to its employees (“Awards”) in accordance with the Equity Incentive Award Grant Policy adopted by the Board on April 21, 2022 (“Policy”) which is intended to specify the timing of effectiveness of Awards granted under the policy to avoid timing such Awards in relation to the release of any material non-public information. It is the Company’s policy not to time Award grants in relation to the release of material non-public information. We have not granted, nor do we intend to grant, stock options in anticipation of the release of material non-public information. Further, the Company has not timed the disclosure of material non-public information for the purpose of affecting the value of executive compensation.

Pursuant to the Policy, the Company submits proposed Awards to the Compensation Committee of the Board (“Committee”) for approval pursuant to the authority delegated to the Committee by the Board. Proposed Awards for new hire employees who are not “officers” as defined in Rule 16a‑1(f) under the Securities and Exchange Act of 1934, as amended (“New Hire Awards”), are submitted to the Committee on or about the first of each calendar month. New Hire Awards approved by the Committee are given a grant date that falls on the later of the 20th day of the month in which the Committee’s approval is received by the Company or, if such date is less than fifteen days following such approval, the 20th day of the ensuing calendar month. Each of the Committee and Board may deviate from such grant guidelines in the Policy as it deems appropriate or advisable.

For all other Awards approved by the Committee or the Board, if the grant date determined in accordance with the preceding sentence would fall within a closed trading window provided under the Company’s Insider Trading Policy, then the grant date for such Award shall be on the first day upon which trading is permitted under the Company’s Insider Trading Policy, or as otherwise determined by the Committee.

Pursuant to the Company’s Insider Trading Policy, Company directors, officers, employees, consultants, contractors and advisors, as well as their immediate family members, persons with whom they share a household, persons who are their economic dependents, or any entity whose transactions in securities they influence, direct or control, are subject to quarterly closed trading windows, or blackout periods, commencing on the last day of each fiscal quarter or year and ending on the start of the third full trading day following the Company’s earnings release for such period on Form 8-K, 10-Q and/or 10-K. Special blackout periods may also be imposed at any time if any Company directors, officers, employees, consultants, contractors and advisors are believed to be in possession of material non-public information, which blackout period shall end on the start of the third full day of trading following the filing of a Form 8-K including such material non-public information.

PROPOSAL NO. 1:
ELECTION OF CLASS I DIRECTORS
Our board of directors currently consists of nine directors and is divided into three classes with staggered three-year terms. In connection with the decision by Dr. Pande and Mr. Altman not to stand for re-election to the board of directors at the annual meeting, our board of directors has approved decreasing the authorized number of directors to seven (7) directorships, effective upon the opening of the polls for the election of Class I directors at the annual meeting. At the annual meeting, two Class I directors will be elected for a three-year term to succeed the same class whose term is then expiring. Each director’s term continues until the expiration of the term for which such director was elected and until such director’s successor is elected and qualified or until such director’s earlier death, resignation or removal.
Nominees
In connection with each of Dr. Pande’s and Mr. Altman’s decision not to stand for re-election at the annual meeting, in order to maintain all classes of the board of directors as nearly equal in number as is practicable, Matthew McIlwain agreed to resign as a Class II director, effective as of the annual meeting, and to stand for election to the board of directors as a Class I director at the annual meeting. In connection therewith, our nominating and governance committee has recommended, and our board of directors has approved, Sujal Patel and Matthew McIlwain as nominees for election as Class I directors at the annual meeting. If elected, each of Mr. Patel and Mr. McIlwain will serve as a Class I director until the 2028 annual meeting of stockholders and until his respective successor is elected and qualified or until his earlier death, resignation or removal. For more information concerning the nominees, please see the section titled “Board of Directors and Corporate Governance.”
Mr. Patel and Mr. McIlwain have agreed to serve as directors if elected, and management has no reason to believe that they will be unavailable to serve. In the event a nominee is unable or declines to serve as a director at the time of the annual meeting, proxies will be voted for any nominee designated by the present board of directors to fill the vacancy.
Vote Required
Each director is elected by a plurality of the voting power of the shares present in person (including virtually) or represented by proxy at the meeting and entitled to vote on the election of directors. Because the outcome of this proposal will be determined by a plurality vote, any shares not voted FOR a particular nominee, whether as a result of choosing to WITHHOLD authority to vote or a broker non-vote, will have no effect on the outcome of the election.
Board Recommendation
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES NAMED ABOVE.

PROPOSAL NO. 2:
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our audit committee has appointed PricewaterhouseCoopers LLP as our independent registered public accounting firm to audit our financial statements for our fiscal year ending December 31, 2025. PricewaterhouseCoopers LLP served as our independent registered public accounting firm for the fiscal year ended December 31, 2024.
At the annual meeting, we are asking our stockholders to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2025. Our audit committee is submitting the appointment of PricewaterhouseCoopers LLP to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. Notwithstanding the appointment of PricewaterhouseCoopers LLP, and even if our stockholders ratify the appointment, our audit committee, in its discretion, may appoint another independent registered public accounting firm at any time during our fiscal year if our audit committee believes that such a change would be in the best interests of our company and our stockholders. If our stockholders do not ratify the appointment of PricewaterhouseCoopers LLP, then our audit committee may reconsider the appointment. One or more representatives of PricewaterhouseCoopers LLP are expected to be present at the annual meeting, and they will have an opportunity to make a statement and are expected to be available to respond to appropriate questions from our stockholders.
Fees Paid to the Independent Registered Public Accounting Firm
The following table presents fees for professional audit services and other services rendered by PricewaterhouseCoopers LLP to us for our fiscal years ended December 31, 2024 and 2023.

	2024	2023
Audit Fees(1)	$1,040,500	$913,000
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees(2)	2,000	2,900
Total Fees	$1,042,500	$915,900
________________________
(1)“Audit Fees” consist of fees billed for professional services rendered in connection with the audit of our financial statements, reviews of our quarterly financial statements and related accounting consultations and services that are normally provided by the independent registered public accountants in connection with statutory and regulatory filings or engagements for those fiscal years.
(2)“All Other Fees” consist of the cost of a subscription accounting research software.
Auditor Independence
In 2024, there were no other professional services provided by PricewaterhouseCoopers LLP, other than those listed above, that would have required our audit committee to consider their compatibility with maintaining the independence of PricewaterhouseCoopers LLP.
Audit Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
Our audit committee established a policy governing our use of the services of our independent registered public accounting firm. Under this policy, our audit committee is required to pre-approve all services performed by our independent registered public accounting firm in order to ensure that the provision of such services does not impair such accounting firm’s independence. Since the adoption of this policy, all services provided by PricewaterhouseCoopers LLP have been pre-approved by our audit committee.
Vote Required
The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2025 requires the affirmative vote of a majority of the voting power of the shares present in person (including virtually) or represented by proxy at the annual meeting and entitled to vote thereon. Abstentions will have the same effect as a vote AGAINST this proposal.
Board Recommendation
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR OUR FISCAL YEAR ENDING DECEMBER 31, 2025.

REPORT OF THE AUDIT COMMITTEE
The Audit Committee is a committee of the board of directors comprised solely of independent directors as required by Nasdaq listing standards and SEC rules and regulations. The primary purpose of our Audit Committee is to oversee our financial reporting process on behalf of our Board. The Audit Committee’s functions are more fully described in its charter, which is available on our website at https://investors.nautilus.bio/. The composition of the Audit Committee, the attributes of its members and the responsibilities of the Audit Committee, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees. The Audit Committee reviews and reassesses the adequacy of its charter and the Audit Committee’s performance on an annual basis.
With respect to the Company’s financial reporting process, the Company’s management is responsible for (1) establishing and maintaining internal controls and (2) preparing the Company’s consolidated financial statements. The Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP (“PwC”), is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the auditing standards of the Public Company Accounting Oversight Board (“PCAOB”) and to issue a report thereon. It is the responsibility of the audit committee to oversee these activities. It is not the responsibility of the Audit Committee to prepare the Company’s financial statements. Those are fundamental responsibilities of management. In the performance of its oversight function, the audit committee has:

•reviewed and discussed the audited financial statements with management and PwC;

•discussed with PwC the matters required to be discussed by the applicable requirements of PCAOB and the Securities and Exchange Commission (“SEC”); and

•received the written disclosures and the letters from PwC required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with PwC its independence.
Based on the audit committee’s review and discussions with management and PwC, the Audit Committee recommended to the board of directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2024 for filing with the SEC.
Respectfully submitted by the members of the Audit Committee of the Board of Directors:
Melissa Epperly (Chairperson)
Matthew McIlwain
Matthew Posard
This audit committee report shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A promulgated by the SEC or to the liabilities of Section 18 of the Exchange Act, and shall not be deemed incorporated by reference into any prior or subsequent filing by Nautilus under the Securities Act of 1933, as amended, or the Securities Act, or the Exchange Act, except to the extent Nautilus specifically requests that the information be treated as “soliciting material” or specifically incorporates it by reference.

EXECUTIVE OFFICERS
The following table sets forth certain information about our executive officers as of April 22, 2025.

Name	Age	Position
Sujal Patel	50	Chief Executive Officer, President, Secretary and Director
Parag Mallick	48	Chief Scientist and Director
Anna Mowry	47	Chief Financial Officer and Treasurer
Nick Nelson	42	Chief Business Officer and Senior Vice President, Business Development
Subra Sankar	65	Senior Vice President, Product Development
Matthew Murphy	60	General Counsel
Gwen Weld	67	Chief People Officer
Kentaro Suzuki	55	Chief Marketing Officer
For the biography of Mr. Patel, please see “Board of Directors and Corporate Governance - Nominees for Director.” For the biography of Dr. Mallick, please see “Board of Directors and Corporate Governance - Continuing Directors.”
Anna Mowry. Anna Mowry has served as our Chief Financial Officer and Treasurer since June 2021. Ms. Mowry served as Legacy Nautilus’ Chief Financial Officer and Treasurer from January 2021 through the closing of the Business Combination. Previously, Ms. Mowry served as Vice President of Finance and Operations at Igneous, Inc., an unstructured data management solutions company, from April 2018 to December 2020. From August 2014 to March 2018, Ms. Mowry served at ExtraHop Networks, Inc., a cloud-native network detection and response company, initially as Director of Finance and subsequently, as Senior Director of Finance and Sales Operations. From January 2014 to July 2014, Ms. Mowry served as Senior Manager of Worldwide Operations, Commercial Sales at Amazon Web Services, a provider of cloud computing services. Ms. Mowry held a variety of finance and operational roles at Isilon Systems, an enterprise data storage company, from November 2006 until Isilon Systems was acquired by EMC Corporation, an enterprise storage systems and software company, in December 2010. Following the acquisition, Ms. Mowry served as Director of Sales Finance and Operation of EMC’s Isilon Storage Division until December 2013. Ms. Mowry holds a B.S. in Biochemistry from Western Washington University and a master’s in business administration in finance from the University of Washington.
Nick Nelson. Nick Nelson has served as our Chief Business Officer and Senior Vice President, Business Development since June 2021. Mr Nelson served as Legacy Nautilus’ Chief Business Officer and Senior Vice President, Business Development from October 2020 through the closing of the Business Combination. Previously, Mr. Nelson served as Chief Business Officer and Senior Vice President at Caris Life Sciences, Inc., an oncology precision medicine diagnostic company, from May 2018 to July 2020. Prior to Caris, Mr. Nelson served as Vice President of Corporate Development at Trovagene, Inc. (now Cardiff Oncology, Inc.), an oncology diagnostic and therapeutics company, from March 2015 to May 2018. Prior to joining Trovagene, Mr. Nelson spent 10 years at Illumina, Inc., a biotechnology company, in positions spanning research and development, technical service, sales, market development and business management. Mr. Nelson holds a B.S. in Cellular and Molecular Biology from San Diego State University.
Subra Sankar. Subra Sankar has served as our Senior Vice President, Product Development since June 2021. Dr. Sankar served as Legacy Nautilus’ Senior Vice President, Product Development from December 2020 through the closing of the Business Combination. Previously, Dr. Sankar served at GenapSys Inc., a DNA sequencing technology company, as Senior Vice President, Product Development from November 2019 to December 2020 and Vice President, Product Development from July 2015 to November 2019. Prior to joining GenapSys, Dr. Sankar served as the Vice President, Engineering and Development at LumaSense Technologies, Inc., a temperature and gas sensing solutions company, from January 2014 to July 2015. Dr. Sankar holds a B.Tech. in Aeronautical Engineering from the Indian Institute of Technology, Madras, India, a Master of Science degree in Aerospace Engineering from Georgia Institute of Technology, a Ph.D. in Aerospace Engineering from Georgia Institute of Technology, and a Master of Business Administration degree from Haas School of Business, University of California, Berkeley.
Matthew Murphy. Matthew Murphy has served as our General Counsel since June 2021. Mr. Murphy served as Legacy Nautilus’ General Counsel from April 2021 through the closing of the Business Combination. Prior to joining us, from August 2020 to March 2021, Mr. Murphy provided advisory services to various life sciences companies and, from July 2018 to August 2020, Mr. Murphy served as a Strategic Consultant and Consulting General Counsel to various life sciences and technology companies. From August 2016 to July 2018, Mr. Murphy served as General Counsel at BioElectron Technology Corporation, a clinical-stage biotechnology company. From February 2014 to July 2016, Mr. Murphy served as Vice President, General Counsel and Secretary at 10X Genomics, Inc., a biotechnology company that designs and manufactures gene sequencing technology used in scientific research. Mr. Murphy also previously served in Vice President and General Counsel roles at various companies including Siluria Technologies, Inc. and Pacific Biosciences of California, Inc. Mr. Murphy holds a B.S. in Fermentation Science from the University of California at Davis and a J.D. from the University of San Francisco School of Law.

Gwen Weld. Gwen Weld has served as our Chief People Officer since April 2022. Ms. Weld served as a human resources consultant for us and Legacy Nautilus from September 2020 to April 2022. Prior to joining us, from April 2019 to April 2022, Ms. Weld served as Interim Chief People Officer at Amperity, a software company. From April 2021 to April 2022, Ms. Weld served as a human resources consultant for OctoML, a software development company. From June 2006 to December 2011, Ms. Weld served as Vice President of Global People and Infrastructure at Isilon Systems, an enterprise data storage company, and previously served as General Manager of Human Resources at Microsoft Corporation, a technology company, for nearly twenty years, leading Microsoft’s human resources agenda for its various groups and overseeing worldwide recruiting and alternative staffing. Ms. Weld studied business administration at Pace University.

Kentaro Suzuki. Ken Suzuki has served as our Chief Marketing Officer since September 2024. Prior to joining us, Mr. Suzuki served in various roles at Agilent Technologies, Inc. from May 1998 to August 2024, including Vice President/General Manager, Mass Spectrometry Division, Vice President/General Manager, Strategic Program Office and Agilent Certified Pre-owned Instruments, Vice President of Global Marketing, Agilent CrossLab Services and Support and Associate Vice President of Marketing for the Spectroscopy Products Division. From 1991 to 1996, Mr. Suzuki served as a Sales and Marketing Engineer at Takeda Pharmaceutical Company, Ltd. Mr. Suzuki holds a bachelor’s of science in Biological Engineering from Cornell University and a masters of business administration from the University of California at Berkeley.

EXECUTIVE COMPENSATION
To achieve our goals, we have designed, and intend to modify as necessary, our compensation and benefits program to attract, retain, incentivize and reward deeply talented and qualified executives who share our philosophy and desire to work towards achieving these goals.
We believe our compensation program should promote the success of the company and align executive incentives with the long-term interests of our stockholders. As our needs evolve, we intend to continue to evaluate our philosophy and compensation programs as circumstances require.
This section provides an overview of our executive compensation programs, including a narrative description of the material factors necessary to understand the information disclosed in the summary compensation table below. As used in this section, “Nautilus,” the “Company,” “we,” “us” and “our” refer to Legacy Nautilus prior to the closing of the Business Combination and New Nautilus after the closing of the Business Combination.
Our board of directors, with input from our Chief Executive Officer (other than with respect to his own compensation), has historically determined the compensation for our named executive officers. The following table provides information regarding the compensation of our principal executive officer, our Chief Scientist, and our next most highly compensated executive officer who was serving as an executive officer as of December 31, 2024, the end of our last completed fiscal year. We refer to these executive officers in this proxy statement as our named executive officers. For the year ended December 31, 2024, our named executive officers were:
•Sujal Patel, Chief Executive Officer, President, and Secretary;
•Parag Mallick, Chief Scientist;
•Kentaro Suzuki, Chief Marketing Officer.

Summary Compensation Table for the Fiscal Year Ended December 31, 2024

The following table shows the compensation earned by our named executive officers for the fiscal years ended December 31, 2024 and December 31, 2023.

Name and principal position	Year	Salary ($)	Bonus ($)		Option awards ($)(1)	Non-equity incentive plan compensation ($)(2)	All other compensation ($)		Total ($)
Sujal Patel
President, Chief Executive Officer and Secretary	2024	535,000	—		1,425,193	—	1,200	(3)	1,961,393
	2023	535,000	—		1,065,622	291,040	1,200	(3)	1,892,862
Parag Mallick
Chief Scientist	2024	420,000	—		613,929	—	—		1,033,929
	2023	420,000	—		459,037	142,800	—		1,021,837
Kentaro Suzuki
Chief Marketing Officer	2024	123,435	20,000	(4)	894,392	—	—		1,037,827
___________________

(1)
In accordance with SEC rules, this column reflects the aggregate grant date fair value of the stock option awards granted during 2023 or 2024, computed in accordance with FASB ASC 718. These amounts do not reflect the actual economic value that will be realized by the named executive officer upon the vesting of the stock options, the exercise of the stock options, or the sale of the common stock underlying such stock options. For a discussion of valuation assumptions, see Note 7 to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on February 27, 2025.

(2)
These amounts represent performance-based cash bonuses paid under the Incentive Plan (as defined below) for the years ended December 31, 2024 and December 31, 2023, respectively. The performance-based cash bonus for the year ended December 31, 2023 was paid in 2024. The Incentive Plan is more fully described below under the section titled “—Non-Equity Incentive Plan Compensation.”

(3)	The amounts reported represent parking benefits.
(4)	Represents a one-time signing bonus for Mr. Suzuki in connection with his hire in 2024.

Non-Equity Incentive Plan Compensation

We maintain the Executive Incentive Compensation Plan (the “Incentive Plan”), which allows our board of directors or compensation committee to grant incentive awards, generally payable in cash, to employees selected by our compensation committee, including our executive officers, based upon performance goals established by our compensation committee. In February 2024, our board of directors, upon the recommendation of the compensation committee, approved performance goals under the Incentive Plan for 2024 (the “2024 Bonus Plan”).

The performance goals under the 2024 Bonus Plan applied to each of our named executive officers and consisted of three financial or strategic goals with respect to Nautilus (or “corporate performance goals”) for the 2024 year related to certain profiling milestones, certain commercial activities, and financial metrics related to cash management. Each corporate performance goal was provided a specific weighting and threshold goal, and all threshold goals had to have been achieved to reach 75% attainment. The extent of achievement of each such goal was expressed as a percentage (with 100% representing target achievement, provided that achievement could be higher or lower depending on actual performance) and determined the payout with respect to the portion of the cash incentive opportunity allocated to such goal. Each of Mr. Patel, Dr. Mallick, and Mr. Suzuki’s cash incentive opportunities for 2024 were based 100% on achievement of the corporate performance goals.

In February 2025, our compensation committee completed a review of the Company’s performance against the corporate performance goals under the 2024 Bonus Plan. In its review, our compensation committee evaluated the Company’s progress against these corporate performance goals, determining that the Company did not achieve the necessary threshold target levels of achievement during the 2024 corporate performance period to earn any bonuses. The board of directors, upon recommendation of the compensation committee, confirmed that no bonuses be paid under the 2024 Bonus Plan.

Outstanding Equity Awards at Fiscal Year-End December 31, 2024
The following table sets forth certain information regarding equity awards granted to the named executive officers that remained outstanding as of December 31, 2024. The number of shares subject to each award granted prior to the Business Combination and, where applicable, the exercise price per share, reflect all changes as a result of our capitalization adjustments in connection with the Business Combination.

	Option Awards
Name	Grant Date		Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable (1)		Option exercise price ($) (2)	Option expiration date
Sujal Patel	1/31/2021	(3)	772,298	16,435	(4)	10.00	1/31/2031
	2/25/2022	(5)	283,333	116,667	(6)	3.78	2/25/2032
	2/27/2023	(5)	311,458	338,542	(7)	2.00	2/27/2033
	3/1/2024	(5)	—	650,000	(8)	2.72	3/1/2034
Parag Mallick	1/31/2021	(3)	454,350	9,669	(4)	10.00	1/31/2031
	2/25/2022	(5)	198,333	81,667	(6)	3.78	2/25/2032
	2/27/2023	(5)	134,166	145,834	(7)	2.00	2/27/2033
	3/1/2024	(5)	—	280,000	(8)	2.72	3/1/2034
Kentaro Suzuki	9/16/2024	(5)	—	375,000	(9)	2.96	9/16/2034
________________________

(1)	The unvested portions of these awards may be subject to vesting acceleration under certain circumstances, described below under “—Potential Payments upon Termination or Change in Control.”
(2)
The stock option awards that were granted by Legacy Nautilus to Mr. Patel and Dr. Mallick prior to the closing of the Business Combination were granted with a per share exercise price equal to the fair market value of one share of Legacy Nautilus Common Stock on the date of grant, as determined in good faith by Legacy Nautilus’ board of directors. The stock options granted following the closing of the Business Combination was granted with a per share exercise price equal to the closing price of the Company’s common stock in trading on the Nasdaq Global Select Market on the date of grant.

(3)	Option granted under and subject to the terms of the Legacy Nautilus 2017 Equity Incentive Plan (the “2017 Plan”).
(4)
Twenty-five percent of the shares subject to this option vested on January 31, 2022, and one thirty-sixth (1/36th) of the remaining shares subject to this option vested each month thereafter, subject to the optionee continuing to be a service provider to Nautilus through each such date. As of January 31, 2025, the shares subject to this option were fully vested.

(5)	Option granted under and subject to the terms of the 2021 Plan.
(6)
Twenty-five percent of the shares subject to this option vested on February 25, 2023, and one thirty-sixth (1/36th) of the remaining shares subject to this option shall vest each month thereafter, subject to the optionee continuing to be a service provider to Nautilus through each such date.

(7)
Twenty-five percent of the shares subject to this option vested on January 1, 2024, and one thirty-sixth (1/36th) of the remaining shares subject to this option shall vest each month thereafter, subject to the optionee continuing to be a service provider to Nautilus through each such date.

(8)
Twenty-five percent of the shares subject to this option vested on January 1, 2025, and one thirty-sixth (1/36th) of the remaining shares subject to this option shall vest each month thereafter, subject to the optionee continuing to be a service provider to Nautilus through each such date.

(9)
Twenty-five percent of the shares subject to this option vest on September 16, 2025, and one thirty-sixth (1/36th) of the remaining shares subject to this option shall vest each month thereafter, subject to the optionee continuing to be a service provider to Nautilus through each such date.

Employment Arrangements with Named Executive Officers
Sujal Patel
We have entered into an amended and restated confirmatory employment letter with Mr. Patel, our Chief Executive Officer, effective as of July 31, 2023. The confirmatory employment letter has no specific term and provides that Mr. Patel is an at-will employee. The confirmatory employment letter superseded any prior agreements and understandings that Mr. Patel may have entered into concerning his employment relationship with us. For 2023, Mr. Patel’s annual base salary was $535,000 and he was eligible for a target annual cash bonus opportunity equal to 80% of his annual base salary. On February 13, 2024, our board of directors, upon recommendation of the compensation committee, determined not to adjust Mr. Patel’s base salary for 2024 and approved an increase in Mr. Patel’s cash bonus opportunity for 2024 to 85% of his annual base salary, effective retroactive to January 1, 2024. On February 11, 2025, our board of directors, upon recommendation of the compensation committee, determined not to adjust Mr. Patel’s base salary or cash bonus opportunity for 2025.

Parag Mallick
We have entered into an amended and restated confirmatory employment letter with Dr. Mallick, our Chief Scientist, effective as of July 31, 2023. The confirmatory employment letter has no specific term and provides that Dr. Mallick is an at-will employee. The confirmatory employment letter superseded any prior agreements and understandings that Dr. Mallick may have entered into concerning his employment relationship with us. For 2023, Dr. Mallick’s annual base salary was $420,000 and he was eligible for a target annual cash bonus opportunity equal to 50% of his annual base salary. On February 13, 2024, our board of directors, upon recommendation of the compensation committee, determined not to adjust Dr. Mallick’s base salary for 2024 and approved an increase in Dr. Mallick’s target annual cash bonus opportunity for 2024 to 55% of his annual base salary, effective retroactive to January 1, 2024. On February 11, 2025, our board of directors, upon recommendation of the compensation committee, determined not to adjust Dr. Mallick’s base salary or cash bonus opportunity for 2025.
Kentaro Suzuki
We have entered into an offer letter with Mr. Suzuki, our Chief Marketing Officer, dated July 5, 2024. The offer letter has no specific term and provides that Mr. Suzuki is an at-will employee. For 2024, Mr. Suzuki’s annual base salary was $420,000 and he was eligible for a target annual cash bonus opportunity equal to 45% of his annual base salary.
Equity Based Incentive Awards
Our equity-based incentive awards are designed to more closely align the interests of our stockholders with those of our employees and consultants, including our named executive officers. Our board of directors is responsible for approving equity grants to our employees and consultants, including our named executive officers. In 2024, stock option awards were the only form of equity awards we granted to our named executive officers. Following the closing of the Business Combination, we have granted equity incentive awards under the terms of our 2021 Equity Incentive Plan (the “2021 Plan”). Options under the 2021 Plan are granted with a per share exercise price equal to the closing price of a share of the Company’s common stock in trading on the Nasdaq Global Select Market on the date of grant.
Our stock option awards generally vest over a four-year period and may be subject to acceleration of vesting and exercisability under certain termination and change in control events. See “—Outstanding Equity Awards at Fiscal Year-End December 31, 2024” and “—Potential Payments Upon Termination or Change of Control.”
Potential Payments Upon Termination or Change of Control
Regardless of the manner in which a named executive officer’s service terminates, that named executive officer is entitled to receive amounts earned during his or her term of service, including unpaid salary and unused vacation, as applicable.
Each of our named executive officers holds stock options granted subject to the general terms of the 2017 Plan or the 2021 Plan. Each such equity incentive plan generally provides that, in the event of a change in control (as defined in each such plan), equity awards will be treated as the administrator of such plan determines, provided that, in the event that the successor corporation does not assume or substitute for an equity award (or portion thereof), then the equity award (or portion thereof) not assumed or substituted for will fully vest and become fully exercisable and, with respect to awards subject to performance-based vesting, the performance goals will be deemed achieved at target levels, unless for equity awards granted under the 2021 Plan, such treatment is specifically provided otherwise by written agreement.
Each named executive officer is party to a change in control and severance agreement (each, a “CIC Agreement”) entered into with us and Nautilus Subsidiary, Inc. (the “Employer”) in July 2023 (and, with respect to Mr. Suzuki, in September 2024), which provides for certain severance and change in control benefits.
The CIC Agreements replaced and superseded any prior agreements or arrangements providing such named executive officers with severance or change in control payments and benefits, including replacing and superseding the change in control and severance agreements previously entered into with such named executive officers, as applicable.
The CIC Agreements have an initial term of three years commencing on July 31, 2023 (and, with respect to Mr. Suzuki, commencing on September 16, 2024). On the three-year anniversary of the effective date of each CIC Agreement, the agreement will renew automatically for additional one year terms unless either party provides the other party with written notice of nonrenewal at least ninety (90) days prior to the date of automatic renewal. However, if a change in control (as defined in the applicable CIC Agreement) occurs when there are fewer than twelve months remaining during the initial term or during an additional term, the term of the CIC Agreement will extend automatically through the date that is twelve months following the date of the change in control.
The CIC Agreements provide that if, other than during the period beginning three months before a change in control through the one-year anniversary of a change in control, or the CIC Period, either (x) the named executive officer’s employment is terminated without cause (as defined in the CIC Agreement, and excluding by reason of his or her death or disability) or (y) the named executive officer resigns for good reason (as defined in the CIC Agreement), then the named executive officer will receive the following severance payments and benefits:
•A lump sum cash payment equal to 100% for Mr. Patel, or 50% for Dr. Mallick and Mr. Suzuki, of the named executive officer’s base salary as in effect immediately before such termination; and
•Payment by us (or our applicable subsidiary) of the employer-paid portion of the premiums required for continued coverage pursuant to COBRA under the Employer’s group health, dental and vision care plans for the named executive officer and his or her eligible dependents for up to twelve months for Mr. Patel, or six months for Dr. Mallick and Mr. Suzuki.
If, during the CIC Period, either (x) the named executive officer’s employment is terminated without cause (as defined in the CIC Agreement, and excluding by reason of his or her death or disability) or (y) the named executive officer resigns for good reason (as defined in the CIC Agreement), the named executive officer will receive the following severance payments and benefits:
•A lump sum cash payment equal to 150% for Mr. Patel, or 100% for Dr. Mallick and Mr. Suzuki, of the named executive officer’s base salary as in effect immediately before such termination or if greater, the base salary in effect immediately before the change in control;
•A lump sum cash payment equal to 150% for Mr. Patel, or 100% for Dr. Mallick and Mr. Suzuki, of the named executive officer’s target bonus opportunity as in effect immediately before such termination or if greater, the target bonus opportunity in effect immediately before the change in control;
•Payment by us (or our applicable subsidiary) of the employer-paid premiums required for continued coverage pursuant to COBRA under our (or our applicable subsidiary’s) group health, dental and vision care plans for the named executive officer and his or her eligible dependents for up to eighteen months for Mr. Patel, or twelve months for Dr. Mallick and Mr. Suzuki; and
•100% accelerated vesting and exercisability of the outstanding and unvested equity awards (other than equity awards subject to performance-based vesting criteria) granted to the named executive officer.
Any severance payments and benefits under a CIC Agreement are subject to the named executive officer timely executing and not revoking a separation agreement and release of claims in favor of the Company and any of its subsidiaries (the “Company Group”). Each CIC Agreement provides that, if any of the amounts provided for under a CIC Agreement or otherwise payable to the named executive officer would constitute “parachute payments” within the meaning of Internal Revenue Code Section 280G and could be subject to the related excise tax, the named executive officer would receive (to the extent he or she is entitled to such receipt) either the full payment of benefits under the named executive officer’s CIC Agreement or such lesser amount that would result in no portion of the payments and benefits being subject to the excise tax, whichever results in the greater amount of after-tax benefits to the named executive officer. The CIC Agreements do not provide for any tax gross-ups in connection with a change in control.
The following definitions generally apply for purposes of each CIC Agreement:
•“cause” generally means (a) a named executive officer’s failure to substantially perform his or her material duties and obligations as an employee (for reasons other than a named executive officer’s death or disability); (b) a named executive officer’s failure or refusal to comply with the policies, standards and regulations established by the Company Group from time to time; (c) any act of personal dishonesty, moral turpitude, fraud, embezzlement, misrepresentation, or other unlawful act committed by a named executive officer that results in harm to the Company or any other member of the Company Group, or any of their respective affiliates, including financial or reputational; (d) a named executive officer’s violation of a federal or state law or regulation applicable to the business of the Company or any other member of the Company Group, or any of their respective affiliates; (e) a named executive officer being convicted of, or entering a plea of nolo contendere or guilty to, a felony under the laws of the United States or its equivalent in the jurisdiction in which the act that constituted the felony occurred;

(f) a named executive officer’s material breach of the terms of his or her applicable CIC Agreement or any other agreement between a named executive officer and any member of the Company Group (or any affiliate of the Company Group); or (g) the Company’s or the Employer’s economic duress or necessity. With respect to clauses (a) and (b) above only, a named executive officer will have 10 days to cure following written notice of a named executive officer’s failure or refusal to perform or comply.
•“change in control” generally means the first occurrence of any of the following events on or after the Effective Date:
◦A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than 50% of the total voting power of the stock of the Company; provided, however, the acquisition of additional stock by any one Person, who is considered to own more than 50% of the total voting power of the stock of the Company will not be considered a change in control; provided, further, that any change in the ownership of the stock of the Company as a result of a private financing of the Company that is approved by our board of directors also will not be considered a change in control. Further, if the stockholders of the Company immediately before such change in ownership continue to retain immediately after the change in ownership, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately prior to the change in ownership, direct or indirect beneficial ownership of 50% or more of the total voting power of the stock of the Company or of the ultimate parent entity of the Company, such event shall not be considered a change in control.
◦If the Company has a class of securities registered pursuant to Section 12 of the U.S. Securities Exchange Act of 1934, as amended, a change in the effective control of the Company which occurs on the date that a majority of members of the board of directors is replaced during any 12 month period by directors whose appointment or election is not endorsed by a majority of the members of the board of directors prior to the date of the appointment or election.
◦A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the 12 month period ending on the date of the most recent acquisition by such Person or Persons) assets from the Company that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that the following will not constitute a change in the ownership of a substantial portion of the Company’s assets: (a) a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer, or (b) a transfer of assets by the Company to: (i) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock, (ii) an entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (iii) a Person, that owns, directly or indirectly, 50% or more of the total value or voting power of all the outstanding stock of the Company, or (iv) an entity, at least 50% of the total value or voting power of which is owned, directly or indirectly, by a Person previously described in this definition.
•“disability” generally means total and permanent disability as defined in Section 22(e)(3) of the Internal Revenue Code.
•“good reason” generally means a named executive officer’s termination of his or her employment with the Company Group within 90 days following the expiration of the Company’s cure period (as defined below) following the occurrence of any of the following without a named executive officer’s written consent: (a) a material reduction in a named executive officer’s responsibilities, provided that neither a mere change in title nor reassignment following a change in control to a position that is substantially similar to the position held prior to the change in control will constitute a material reduction in job responsibilities; (b) relocation of a named executive officer’s principal work location to a principal work location more than 40 miles from a named executive officer’s principal work location immediately before such relocation; or (c) a reduction in a named executive officer then current base salary by at least 10%, provided that an across-the-board reduction in the salary level of all other similarly situated employees by the same percentage amount as part of a general salary level reduction will not constitute such a reduction under this clause (c). In order for an event to qualify as good reason, a named executive officer must not terminate his or her employment without first providing the Company Group with written notice of the acts or omissions constituting the grounds for “good reason” within 90 days following the initial existence of the grounds for “good reason” and a cure period of 30 days following the date of such notice (the “cure period”).
Executive Incentive Compensation Plan
On June 9, 2021, we adopted the Incentive Plan. The Incentive Plan is administered by our board of directors or a committee appointed by our board of directors. The Incentive Plan allows us to grant incentive awards, generally payable in cash, to employees selected by the administrator, including our executive officers, based upon any performance goals that may be established by the administrator.
The administrator of the Incentive Plan, in its sole discretion and at any time prior to the actual payment of an award, may increase, reduce or eliminate a participant’s actual award, and/or increase, reduce or eliminate the amount allocated to any bonus pool for a particular performance period. The administrator may determine any such increase, reduction, or elimination on the basis of such factors as it deems relevant, and the administrator is not required to establish any allocation or weighting with respect to the factors it considers. Actual awards generally will be paid in cash (or its equivalent) only after they are earned, and, unless otherwise determined by the administrator, a participant must be employed with us through the date the actual award is paid. The administrator of the Incentive Plan may settle an actual award with a grant of an equity award under its then-current equity compensation plan, which equity award may have such terms and conditions, including vesting, as determined by the administrator. Payment of awards occurs as soon as administratively practicable after they are earned, but no later than the dates set forth in the Incentive Plan.
Awards under the Incentive Plan are subject to any clawback policy we or our parent or subsidiary corporations may establish or amend from time to time to comply with applicable laws, including without limitation, the listing standards of any national securities exchange or association on which our securities are listed. The administrator also may impose such other clawback, reduction, recovery, forfeiture, recoupment, reimbursement or reacquisition provisions with respect an award under the Incentive Plan as the administrator determines necessary or appropriate, including for example, reduction, cancellation, forfeiture or recoupment upon a termination of a participant’s status as an employee or other service provider for cause, or any specified action or inaction occurring before or after such termination of employment or other service, that would constitute cause for termination of a participant’s status as an employee or other service provider. Certain participants may be required to reimburse us for certain amounts paid under an award under the Incentive Plan in connection with certain accounting restatements we may be required to prepare due to our material noncompliance with any financial reporting requirements under applicable securities laws, as a result of misconduct.
The administrator of the Incentive Plan has the authority to amend, alter, suspend or terminate the Incentive Plan or any part of the Incentive Plan, at any time and for any reason, provided such action does not materially alter or materially impair the existing rights or obligations of any participant with respect to any earned awards. The Incentive Plan will remain in effect until terminated in accordance with its terms.
Compensation Recovery Policy
We have adopted a compensation recovery policy, effective as of October 2, 2023, that complies with the new SEC rules under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Clawback Policy”). Subject to the terms of the Clawback Policy, the Clawback Policy requires us to recover certain cash or equity-based incentive compensation payments or awards made or granted to an executive officer in the event we are required to prepare an accounting restatement due to our material noncompliance with any financial reporting requirement under the securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period.
Benefits and Perquisites
We provide benefits to our executive officers on the same basis as provided to all of our employees, including health, dental and vision insurance; life insurance; accidental death and dismemberment insurance; short-and long-term disability insurance; a flexible spending account; and a tax-qualified Section 401(k) plan for which no match is provided by us. We do not maintain any executive-specific benefit or perquisite programs.
Retirement Benefits
We maintain a 401(k) retirement savings plan, for the benefit of employees, including our executive officers, who satisfy certain eligibility requirements. The 401(k) plan provides eligible employees with an opportunity to save for retirement on a tax-advantaged basis. Under the 401(k) plan, eligible employees may elect to defer a portion of their compensation, within the limits prescribed by the Internal Revenue Code and the applicable limits under the 401(k) plan, on a pre-tax or after-tax (Roth) basis, through contributions to the 401(k) plan. All of a participant’s contributions into the 401(k) plan are 100% vested when contributed. The 401(k) plan is intended to qualify under Sections 401(a) and 501(a) of the Internal Revenue Code. As a tax-qualified retirement plan, pre-tax contributions to the 401(k) plan and earnings on those pre-tax contributions are not taxable to the employees until distributed from the 401(k) plan, and earnings on Roth contributions are not taxable when distributed from the 401(k) plan. We do not provide a match for participants’ elective contributions to the 401(k) plan, nor do we provide to employees, including our executive officers, any other retirement benefits, including without limitation any tax-qualified defined benefit plans, supplemental executive retirement plans and nonqualified defined contribution plans.
Legacy Nautilus 2017 Equity Incentive Plan
The 2017 Plan allowed Legacy Nautilus to provide incentive stock options, within the meaning of Section 422 of the Code, nonstatutory stock options, stock appreciation rights, restricted stock awards and restricted stock units (each, an “award” and the recipient of such award, a “participant”) to any of Legacy Nautilus’ eligible employees, directors, and consultants of and any parent or subsidiary of Legacy Nautilus. The 2017 Plan was terminated as of one day prior to the closing of the Business Combination and we will not grant any additional awards under the 2017 Plan. However, the 2017 Plan will continue to govern the terms and conditions of the outstanding awards previously granted under the 2017 Plan and assumed by us at the closing of the Business Combination.
As of December 31, 2024, stock options covering 4,941,629 shares of Common Stock were outstanding under the 2017 Plan.
Purposes of the 2017 Plan
The purposes of the 2017 Plan were to attract and retain personnel for positions with us, any parent or subsidiary; to provide additional incentive to employees, directors, and consultants; and to promote the success of our business. These incentives were provided through the grant of equity awards, including stock options, as the administrator of the 2017 Plan determined.
Eligibility. The 2017 Plan provided for the grant of incentive stock options, within the meaning of Section 422 of the Code, to Legacy Nautilus’ employees and any of its parent and subsidiary corporations’ employees, and for the grant of nonstatutory stock options, restricted stock, restricted stock units, and stock appreciation rights to any of Legacy Nautilus’ employees, directors and consultants and any of its parents or subsidiaries.
Plan Administration. The 2017 Plan is administered by our board of directors or one or more of its committees. Different committees may administer the 2017 Plan with respect to different service providers. The administrator has all authority and discretion necessary or appropriate to administer the 2017 Plan and to control its operation, including the authority to construe and interpret the terms of the 2017 Plan and the awards granted under the 2017 Plan. The administrator’s decisions are final and binding on all participants and any other persons holding awards.
The administrator’s powers under the 2017 Plan include the power to determine the fair market value of stock subject to awards granted under the 2017 Plan, select the service providers to whom awards may be granted, determine the number of shares covered by each award, approve forms of award agreements for use under the 2017 Plan, determine the terms and conditions of awards (including, but not limited to, the exercise price, the time or times at which awards may be exercised, any vesting acceleration or waiver or forfeiture restrictions, and any restriction or limitation regarding any award or the shares relating thereto), prescribe, amend and rescind rules relating to the 2017 Plan including creating sub-plans, modify or amend each award, and allow a participant to defer the receipt of payment of cash or the delivery of shares that otherwise would be due to such participant under an award. The administrator’s powers also include the power to institute an exchange program under which (i) outstanding awards are surrendered or cancelled in exchange for awards of the same type (which may have higher or lower exercise prices and different terms), awards of a different type and/or cash, (ii) participants would have the opportunity to transfer any outstanding awards to a financial institution or other person or entity selected by the administrator or (iii) the exercise price of an outstanding award is reduced or increased.
Stock Options. Stock options have been granted under the 2017 Plan. The exercise price of options granted under the 2017 Plan generally must be equal to at least 100% of the fair market value of a share of our Common Stock on the date of grant. The term of an option may not exceed ten years. With respect to any participant who owns more than 10% of the voting power of all classes of our (or any of its parent’s or subsidiary’s) outstanding stock, the term of an incentive stock option granted to such participant must not exceed five years and the per share exercise price must equal at least 110% of the fair market value of a share of our Common Stock on the grant date. The administrator determines the methods of payment of the exercise price of an option, which may include cash, certain shares of our Common Stock, cashless exercise, net exercise, as well as other types of consideration permitted by applicable law. After the cessation of service of an employee, director or consultant, he or she may exercise his or her option for the period of time stated in his or her option agreement; provided generally that if such cessation is due to death or disability, the option will remain exercisable for at least six months and in all other cases, for at least 30 days, following the cessation of service. An option, however, may not be exercised later than the expiration of its term. Subject to the provisions of the 2017 Plan, the administrator determines the terms of options.
Non-Transferability of Awards. Unless the administrator provides otherwise, the 2017 Plan generally will not allow for the transfer of awards other than by will or the laws of descent and distribution, and only the recipient of an award may exercise an award during his or her lifetime. If the administrator makes an award transferable, such award will contain such additional terms and conditions as the administrator deems appropriate, subject to the limitations of the 2017 Plan.
Certain Adjustments. If any dividend or other distribution (whether in cash, shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of shares or other of our securities, issuance of warrants or other rights to acquire our securities, other change in our corporate structure affecting the shares, or any similar equity restructuring transaction affecting the shares occurs, the administrator of the 2017 Plan, to prevent diminution or enlargement of the benefits or potential benefits intended to be provided under the 2017 Plan, will adjust the number and class of shares that may be delivered under the 2017 Plan and the number, class, and price of shares covered by each outstanding award. In the case of awards issued to California residents, the administrator will make such adjustments to an award required by Section 25102(o) of the California Corporations Code to the extent Nautilus is relying upon the exemption afforded thereby with respect to the award.
Dissolution or Liquidation. If there is a proposed liquidation or dissolution of our Company, the administrator will notify participants at such time before the effective date of such event as the administrator determines and all awards, to the extent that they have not been previously exercised, will terminate immediately before the consummation of such event.
Merger or Change or Control. The 2017 Plan provides that in the event of our merger or change in control, as defined in the 2017 Plan, each outstanding award will be treated as the administrator determines, without a participant’s consent. The administrator may provide that awards granted under the 2017 Plan will be assumed or substituted by substantially equivalent awards, be terminated immediately before the merger or change in control, become vested and exercisable or payable and be terminated in connection with the merger or change in control, be terminated in exchange for cash, other property or other consideration or any combination of the above. The administrator is not required to treat all awards, all awards held by a participant, or all awards of the same type, similarly.
In the event that the successor corporation does not assume or substitute for an award (or portion thereof), the participant will fully vest in and have the right to exercise all of his or her outstanding options and stock appreciation rights, including shares as to which such awards would not otherwise be vested or exercisable, all restrictions on restricted stock and restricted stock units will lapse, and, with respect to awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels and all other terms and conditions met. In addition, if an option or stock appreciation right is not assumed or substituted in the event of a merger or change in control, the administrator will notify the participant in writing or electronically that the option or stock appreciation right will be exercisable for a period of time determined by the administrator in its sole discretion, and the option or stock appreciation right will terminate upon the expiration of such period.
Amendment and Termination. As noted above, as of the day immediately prior to the closing of the Business Combination, the 2017 Plan terminated and we will not grant any additional awards under the 2017 Plan.
2021 Equity Incentive Plan
The following paragraphs provide a summary of the principal features of our 2021 Plan and its operation. However, this summary is not a complete description of all of the provisions of the 2021 Plan and is qualified in its entirety by the specific language of the 2021 Plan.
As of December 31, 2024, stock options covering 11,693,146 shares of Common Stock were outstanding under the 2021 Plan.

Purposes of the 2021 Plan
The purposes of the 2021 Plan are to attract and retain personnel for positions with us or any parent or subsidiary of ours; to provide additional incentive to employees, directors, and consultants; and to promote the success of our business. These incentives are provided through the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, and performance awards as the administrator of the 2021 Plan may determine.
Eligibility
The 2021 Plan provides for the grant of incentive stock options, within the meaning of Section 422 of the Code, to our employees and any of its parent and subsidiary corporations’ employees, and for the grant of nonstatutory stock options, restricted stock, restricted stock units, stock appreciation rights and performance awards to our employees, directors and consultants of and employees and consultants of any of our parents or subsidiaries.
Authorized Shares
Subject to the adjustment provisions contained in the 2021 Plan and the evergreen provision described below, a total of 16,182,600 shares of our Common Stock were initially reserved for issuance pursuant to the 2021 Plan. In addition, the shares reserved for issuance under the 2021 Plan include any shares of our Common Stock subject to awards of stock options or other awards that were assumed in the Business Combination (or “assumed awards”) that, on or after the effective date of the Business Combination, are terminated, canceled, expire or otherwise terminate without having been exercised in full, are tendered to or withheld by us for payment of an exercise price or for tax withholding obligations, or are forfeited to or repurchased by us due to failure to vest (provided that the maximum number of shares that may be added to the 2021 Plan pursuant to this sentence is 7,500,000 shares). The number of shares available for issuance under the 2021 Plan also includes an annual increase, or the evergreen feature, on the first day of each of our fiscal years, beginning with our fiscal year 2022, equal to the least of:
•18,672,200 shares of our Common Stock;
•a number of shares equal to 5% of the outstanding shares of our Common Stock as of the last day of the immediately preceding fiscal year; or
•such number of shares as our board of directors or its designated committee may determine no later than the last day of our immediately preceding fiscal year.
On January 1, 2025, the number of shares available under the 2021 Plan increased by 6,305,308 shares pursuant to this feature.
Shares issuable under the 2021 Plan will be authorized, but unissued, or reacquired shares of our Common Stock. If an award expires or becomes unexercisable without having been exercised in full, is surrendered pursuant to an exchange program (as described below), or, with respect to restricted stock, restricted stock units, or performance awards, is forfeited to or repurchased due to failure to vest, the unpurchased shares (or for awards other than stock options or stock appreciation rights, the forfeited or repurchased shares) will become available for future grant or sale under the 2021 Plan. With respect to stock appreciation rights, only the net shares actually issued will cease to be available under the 2021 Plan and all remaining shares under stock appreciation rights will remain available for future grant or sale under the 2021 Plan. Shares that actually have been issued under the 2021 Plan under any award will not be returned to the 2021 Plan; except if shares issued pursuant to awards of restricted stock, restricted stock units, or performance awards are repurchased or forfeited, such shares will become available for future grant under the 2021 Plan. Shares used to pay the exercise price of an award or satisfy the tax liabilities or withholding obligations related to an award (which withholdings may be in amounts greater than the minimum statutory amount required to be withheld as determined by the administrator of the 2021 Plan) will become available for future grant or sale under the 2021 Plan. To the extent an award is paid out in cash rather than shares, such cash payment will not result in a reduction in the number of shares available for issuance under the 2021 Plan.
If any dividend or other distribution (whether in cash, shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, reclassification, repurchase, or exchange of our shares or other securities, issuance of warrants or other rights to acquire our securities, other change in our corporate structure affecting the shares, or any similar equity restructuring transaction affecting our shares occurs (other than any ordinary dividends or other ordinary distributions), the administrator of the 2021 Plan, to prevent diminution or enlargement of the benefits or potential benefits intended to be provided under the 2021 Plan, will adjust the number and class of shares that may be delivered under the 2021 Plan; the number, class, and price of shares covered by each outstanding award; and the numerical share limits contained in the 2021 Plan.
Plan Administration
Our board of directors or one or more committees appointed by our board of directors has authority to administer the 2021 Plan. The compensation committee of our board of directors initially will administer the 2021 Plan. In addition, to the extent it is desirable to qualify transactions under the 2021 Plan as exempt under Rule 16b-3 of the Exchange Act, such transactions will be structured to satisfy the requirements for exemption under Rule 16b-3. Subject to the provisions of the 2021 Plan, the administrator has the power to administer the 2021 Plan and make all determinations deemed necessary or advisable for administering the 2021 Plan, including but not limited to, the power to determine the fair market value of our Common Stock, select the service providers to whom awards may be granted, determine the number of shares or dollar amounts covered by each award, approve forms of award agreements for use under the 2021 Plan, determine the terms and conditions of awards (including, but not limited to, the exercise price, the time or times at which awards may be exercised, any vesting acceleration or waiver or forfeiture restrictions and any restriction or limitation regarding any award or the shares relating thereto), construe and interpret the terms of the 2021 Plan and awards granted under it, prescribe, amend and rescind rules relating to the 2021 Plan, including creating sub-plans, modify or amend each award, and allow a participant to defer the receipt of payment of cash or the delivery of shares that otherwise would be due to such participant under an award. The administrator also has the authority to allow participants the opportunity under an exchange program to transfer outstanding awards granted under the 2021 Plan to a financial institution or other person or entity selected by the administrator, and to institute an exchange program by which outstanding awards granted under the 2021 Plan may be surrendered or cancelled in exchange for awards of the same type, which may have a higher or lower exercise price and/or different terms, awards of a different type and/or cash, or by which the exercise price of an outstanding award granted under the 2021 Plan is increased or reduced. The administrator’s decisions, interpretations and other actions are final and binding on all participants and will be given the maximum deference permitted by applicable law.
Stock Options
Stock options may be granted under the 2021 Plan. The exercise price of options granted under the 2021 Plan generally must be equal to at least 100% of the fair market value of a share of our Common Stock on the date of grant. The term of an option may not exceed ten years. With respect to any participant who owns more than 10% of the voting power of all classes of our (or any of our parent’s or subsidiary’s) outstanding stock, the term of an incentive stock option granted to such participant must not exceed five years and the per share exercise price must equal at least 110% of the fair market value of a share of our Common Stock on the grant date. The administrator will determine the methods of payment of the exercise price of an option, which may include cash, certain shares of our Common Stock, cashless exercise, net exercise, as well as other types of consideration permitted by applicable law. After the cessation of service of an employee, director or consultant, he or she may exercise his or her option for the period of time stated in his or her option agreement. In the absence of a specified time in an award agreement, if such cessation is due to death or disability, the option will remain exercisable for six months. In all other cases, in the absence of a specified time in an award agreement, the option will remain exercisable for three months following the cessation of service. An option, however, may not be exercised later than the expiration of its term. Subject to the provisions of the 2021 Plan, the administrator determines the terms of options.
Stock Appreciation Rights
Stock appreciation rights may be granted under the 2021 Plan. Stock appreciation rights allow the recipient to receive the appreciation in the fair market value of our Common Stock between the exercise date and the date of grant. The term of a stock appreciation right may not exceed ten years. After the cessation of service of an employee, director or consultant, he or she may exercise his or her stock appreciation right for the period of time stated in his or her stock appreciation rights agreement. In the absence of a specified time in an award agreement, if such cessation is due to death or disability, the stock appreciation rights will remain exercisable for six months. In all other cases, in the absence of a specified time in an award agreement, the stock appreciation rights will remain exercisable for three months following the cessation of service. However, in no event may a stock appreciation right be exercised later than the expiration of its term. Subject to the provisions of the 2021 Plan, the administrator determines the terms of stock appreciation rights, including when such rights become exercisable and whether to pay any increased appreciation in cash or with shares of our Common Stock, or a combination of both, except that the per-share exercise price for the shares to be issued pursuant to the exercise of a stock appreciation right generally will be no less than 100% of the fair market value per share on the date of grant.

Restricted Stock
Restricted stock may be granted under the 2021 Plan. Restricted stock awards are grants of shares of our Common Stock that may have vesting requirements under any such terms and conditions established by the administrator. The administrator will determine the number of shares of restricted stock granted to any employee, director or consultant and, subject to the provisions of the 2021 Plan, will determine the terms and conditions of such awards. The administrator may impose whatever vesting conditions (if any) it determines to be appropriate (for example, the administrator may set restrictions based on the achievement of specific performance goals or continued service to us). The administrator, in its sole discretion, may accelerate the time at which any restrictions will lapse or be removed. The administrator may determine that an award of restricted stock will not be subject to any period of restriction and consideration for such award is paid for by past services rendered as a service provider. Recipients of restricted stock awards generally will have voting and dividend rights with respect to such shares upon grant, unless the administrator provides otherwise. If such dividends are paid in shares, the shares will be subject to the same restrictions on transferability and forfeitability as the share of restricted stock with respect to which they were paid. Shares of restricted stock that do not vest are subject to the right of repurchase or forfeiture.
Restricted Stock Units
Restricted stock units (or “RSUs”) may be granted under the 2021 Plan. Restricted stock units are bookkeeping entries representing an amount equal to the fair market value of one share of our Common Stock. Subject to the provisions of the 2021 Plan, the administrator determines the terms and conditions of restricted stock units, including any vesting criteria and the form and timing of payment. The administrator may set vesting criteria based upon the achievement of company-wide, divisional, business unit, or individual goals (including, but not limited to, continued employment or service), applicable federal or state securities laws or any other basis determined by the administrator in its discretion. The administrator, in its sole discretion, may pay earned restricted stock units in the form of cash, shares, or a combination of both. Notwithstanding the foregoing, the administrator, in its sole discretion, may accelerate the time at which any restrictions will lapse or be removed.
Performance Awards
Performance awards may be granted under the 2021 Plan. Performance awards are awards that may be earned in whole or in part on the attainment of performance goals or other vesting criteria that the administrator may determine, and that may be denominated in cash or stock. Each performance award will have an initial value that is determined by the administrator. Subject to the terms and conditions of the 2021 Plan, the administrator determines the terms and conditions of performance awards, including any vesting criteria and form and timing of payment. The administrator may set vesting criteria based upon the achievement of company-wide, divisional, business unit, or individual goals (including, but not limited to, continued employment or service), applicable federal or state securities laws or any other basis determined by the administrator in its discretion. The administrator, in its sole discretion, may pay earned performance awards in the form of cash, shares, or a combination of both. Notwithstanding the foregoing, the administrator, in its sole discretion, may accelerate the time at which any restrictions will lapse or be removed.
Non-Employee Directors
All outside (non-employee) directors are eligible to receive all types of awards (except for incentive stock options) under the 2021 Plan. The 2021 Plan provides that in any given fiscal year, no outside director may be granted any equity awards (including equity awards under the 2021 Plan) (the value of which will be based on their grant date fair value) and be provided any other compensation (including without limitation any cash retainers and fees) that in the aggregate exceed $750,000, provided that in the fiscal year of the individual’s initial service as a non-employee director, such amount is increased to $1,000,000. For the purposes of this maximum limit provision, the grant date fair values of awards granted under the 2021 Plan will be determined according to U.S. GAAP. Any awards or other compensation provided to an individual for his or her services as an employee or a consultant (other than an outside director), will not count toward this limit. This maximum limit provision does not reflect the intended size of any potential grants or a commitment to make grants to the outside directors under the 2021 Plan in the future.
Non-Transferability of Awards
Unless the administrator provides otherwise, the 2021 Plan generally will not allow for the transfer of awards other than by will or the laws of descent and distribution, and only the recipient of an award may exercise an award during his or her lifetime. If the administrator makes an award transferable, such award will contain such additional terms and conditions as the administrator deems appropriate.

Dissolution or Liquidation
If there is a proposed liquidation or dissolution of our company, the administrator will notify participants at such time before the effective date of such event as the administrator determines and all awards, to the extent that they have not been previously exercised, will terminate immediately before the consummation of such event.
Merger or Change in Control
The 2021 Plan provides that in the event of a merger or change in control, as defined in the 2021 Plan, each outstanding award will be treated as the administrator determines, without a participant’s consent. The administrator may provide that awards granted under the 2021 Plan will be assumed or substituted by substantially equivalent awards, be terminated immediately before the merger or change in control, become vested and exercisable or payable and be terminated in connection with the merger or change in control, be terminated in exchange for cash, other property or other consideration or any combination of the above. The administrator is not required to treat all awards, all awards held by a participant, all portions of awards, or all awards of the same type, similarly.
If a successor corporation or its parent or subsidiary does not assume or substitute an equivalent award for any outstanding award (or a portion of such award), then such award (or its applicable portion) will fully vest, all restrictions on such award (or its applicable portion) will lapse, all performance goals or other vesting criteria applicable to such award (or its applicable portion) will be deemed achieved at 100% of target levels and such award (or its applicable portion) will become fully exercisable, if applicable, for a specified period before the transaction, unless specifically provided otherwise under the applicable award agreement or other written agreement authorized by the administrator with the participant. The award (or its applicable portion) will then terminate upon the expiration of the specified period of time. If an option or stock appreciation right is not assumed or substituted, the administrator will notify the participant that such option or stock appreciation right will be exercisable for a period of time determined by the administrator in its sole discretion and the option or stock appreciation right will terminate upon the expiration of such period.
If awards granted to a non-employee director while such individual was a non-employee director are assumed or substituted for in the merger or change in control and the service of such non-employee director is terminated (other than upon his or her voluntary resignation that does not include a resignation at the request of the acquirer) on or following the merger or change in control, all such awards will fully vest, all restrictions on such awards will lapse, all performance goals or other vesting criteria applicable to such awards will be deemed achieved at 100% of target levels and such awards will become fully exercisable, if applicable, unless specifically provided otherwise under the applicable award agreement or other written agreement authorized by the administrator with the non-employee director.
Forfeiture and Clawback
Awards will be subject to any clawback policy of which we are required to adopt to comply with the listing standards of any national securities exchange or association on which our securities are listed or as is otherwise required by applicable laws. The administrator also may specify in an award agreement that the participant’s rights, payments and benefits with respect to an award will be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events. The administrator may require a participant to forfeit, return or reimburse us for all or a portion of the award and any amounts paid under the award in order to comply with any of our clawback policies as described in the first sentence of this paragraph or with applicable laws.
Amendment or Termination
The 2021 Plan became effective on June 9, 2021 and will continue in effect until terminated by the administrator. However, no incentive stock options may be granted after the ten year anniversary of the adoption of the 2021 Plan by our board of directors, and the evergreen feature of the 2021 Plan will terminate following the increase on the first day of the 2031 fiscal year. In addition, the administrator has the authority to amend, suspend, or terminate the 2021 Plan or any part of the 2021 Plan, at any time and for any reason, but such action generally may not materially impair the rights of any participant without his or her written consent.
2021 Employee Stock Purchase Plan
The following is a summary of the principal features of our 2021 Employee Stock Purchase Plan (the “ESPP”) and its operation.

Purpose
The purpose of the ESPP is to provide eligible employees with an opportunity to purchase shares of our Common Stock through accumulated contributions, which generally will be made through payroll deductions. The ESPP permits the administrator of the ESPP to grant purchase rights that qualify for preferential tax treatment under Section 423 of the Code. In addition, the ESPP authorizes the grant of purchase rights that do not qualify under Code Section 423 pursuant to rules, procedures or sub-plans adopted by the administrator that are designed to achieve desired tax or other objectives.
Shares Available for Issuance
The maximum number of shares of our Common Stock that are available for issuance under the ESPP was initially 1,244,900 shares of our Common Stock. The number of shares of our Common Stock available for issuance under the ESPP will be increased on the first day of each fiscal year beginning with the 2022 fiscal year in an amount equal to the least of (a) 3,734,500 shares of our Common Stock, (b) a number of shares of our Common Stock equal to 1% of the outstanding shares of all classes of our Common Stock on the last day of the immediately preceding fiscal year, or (c) an amount determined by the administrator. Shares issuable under the ESPP will be authorized, but unissued, or reacquired shares of our Common Stock. On January 1, 2025, the number of shares available under the ESPP increased by 1,261,061 shares pursuant to this feature.
Administration
Our board of directors or a committee appointed by our board has authority to administer the ESPP. Unless and until determined otherwise by our board of directors, the compensation committee of our board of directors will administer the ESPP. The administrator will have full and exclusive discretionary authority to construe, interpret and apply the terms of the ESPP, delegate ministerial duties to any of our employees, designate separate offerings under the ESPP, designate our subsidiaries as participating in the ESPP, determine eligibility, adjudicate all disputed claims filed under the ESPP and establish procedures that it deems necessary or advisable for the administration of the ESPP, including, but not limited to, adopting such procedures, sub-plans and appendices to the enrollment agreement as are necessary or appropriate to permit participation in the ESPP by employees who are non-U.S. nationals or employed outside the U.S. The administrator’s findings, decisions and determinations will be final and binding on all participants to the maximum extent permitted by law.
Eligibility
Generally, any of our employees will be eligible to participate in our ESPP if they are customarily employed by us or any of our participating subsidiaries for at least 20 hours per week and more than five months in any calendar year. The administrator, in its discretion, before an enrollment date for all options granted on such enrollment date in an offering, may determine that an employee who (a) has not completed at least two years of service (or a lesser period of time determined by the administrator) since the employee’s last hire date, (b) customarily works not more than 20 hours per week (or a lesser period of time determined by the administrator), (c) customarily works not more than five months per calendar year (or a lesser period of time determined by the administrator), (d) is a highly compensated employee within the meaning of Code Section 414(q) or (e) is a highly compensated employee within the meaning of Code Section 414(q) with compensation above a certain level or who is an officer or subject to disclosure requirements under Section 16(a) of the Exchange Act, is not eligible to participate in an offering. However, an employee may not be granted an option to purchase stock under our ESPP if the employee (a) immediately after the grant, would own stock and/or hold outstanding options to purchase such stock possessing 5% or more of the total combined voting power or value of all classes of capital stock of ours or any parent or subsidiary of ours; or (b) holds rights to purchase stock under all of our employee stock purchase plans that accrue at a rate that exceeds $25,000 worth of stock for each calendar year during which his or her right to purchase shares is outstanding at any time.
Participants may end their participation at any time during an offering period and will be paid their accrued contributions that have not yet been used to purchase shares of our Common Stock. Participation ends automatically upon termination of employment with us (or our participating subsidiaries).
Offering Periods and Purchase Periods
The ESPP includes a component, or the “423 Component,” that is intended to qualify as an “employee stock purchase plan” under Code Section 423, and a component that does not comply with Code Section 423, or the “Non-423 Component.” For purposes of this summary, a reference to the ESPP generally will mean the terms and operations of the 423 Component.

The ESPP provides for offering periods with a duration and start and end dates as determined by the administrator, provided that no offering period will have a duration exceeding 27 months. Unless determined otherwise by the administrator, each offering period will have one purchase period with the same duration as the offering period. The administrator is authorized to change the duration of future offering periods and purchase periods under the ESPP, including the starting and ending dates of offering periods and purchase periods and the number of purchase periods in any offering periods. Unless determined otherwise by the administrator and to the extent an offering period provides for more than one purchase date in such offering period, if the fair market value of a share of our Common Stock on a purchase date is less than the fair market value of a share of our Common Stock on the first trading day of the offering period, participants in that offering period will be withdrawn from that offering period following their purchase of shares on such purchase date and automatically will be enrolled in a new offering period.
Contributions
The ESPP permits participants to purchase shares of our Common Stock through payroll deductions of up to 15% of their eligible compensation, which includes a participant’s base straight time gross earnings but excludes payments for overtime and shift premium, incentive compensation, bonuses, commissions, equity compensation and other similar compensation. The administrator may change the compensation eligible for contribution under the ESPP on a uniform and nondiscriminatory basis for future offering periods.
Exercise of Purchase Right
Amounts deducted and accumulated by a participant under the ESPP are used to purchase shares of our Common Stock at the end of each purchase period. The purchase price of the shares will be 85% of the lower of (a) the fair market value of a share of our Common Stock on the first trading day of the offering period or (b) the fair market value of a share of our Common Stock on the exercise date. A participant will be permitted to purchase a maximum of 1,250 shares during each offering period, provided that the administrator may increase or decrease such maximum number of shares for each purchase period or offering period. Until shares of our Common Stock are issued (as evidenced by the appropriate entry on our books or the books of a duly authorized transfer agent of ours) to a participant, the participant will have only rights of an unsecured creditor with respect to such shares, and no right to vote or receive dividends or any other rights as a stockholder with respect to such shares.
Termination of Participation
Participation in the ESPP generally will terminate when a participating employee’s employment with us or a participating subsidiary ceases for any reason, the employee withdraws from the ESPP or we terminate or amend the ESPP such that the employee no longer is eligible to participate. An employee may withdraw his or her participation in the ESPP at any time in accordance with procedures, and prior to any applicable deadline, specified by the administrator. Upon withdrawal from the ESPP, in general the employee will receive all amounts credited to his or her account without interest (unless otherwise required under applicable law) and his or her payroll withholdings or contributions under the ESPP will cease.
Non-Transferability
A participant will not be permitted to transfer the contributions credited to his or her ESPP account or rights granted under the ESPP, other than by will or the laws of descent and distribution.
Certain Adjustments
The ESPP provides that in the event that any dividend or other distribution (whether in the form of cash, our Common Stock, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, reclassification, repurchase or exchange of our Common Stock or other of our securities or other change in our corporate structure affecting our Common Stock occurs (other than any ordinary dividends or other ordinary distributions), the administrator will make adjustments to the number and class of shares that may be delivered under the ESPP and/or the purchase price per share and number of shares covered by each option granted under the ESPP that has not yet been exercised, and the numerical share limits under the ESPP.
Dissolution or Liquidation
In the event of our proposed dissolution or liquidation, any offering period in progress will be shortened by setting a new purchase date and will terminate immediately before the completion of such proposed transaction, unless determined otherwise by the administrator.

Merger or Change in Control
In the event of a merger or our change in control, as defined in the ESPP, a successor corporation may assume or substitute for each outstanding option. If the successor corporation does not assume or substitute for the options, the offering period then in progress under the ESPP will be shortened, and a new exercise date will be set to occur before the date of the proposed merger or change in control. The administrator will notify each participant that the exercise date has been changed and that the participant’s option will be exercised automatically on the new exercise date unless prior to such date the participant has withdrawn from the offering period.
Amendment; Termination
The administrator will have the authority to modify, amend, suspend or terminate the ESPP except that, subject to certain exceptions described in the ESPP, no such action may adversely affect any outstanding rights to purchase shares of our Common Stock under the ESPP. The ESPP will terminate automatically on June 9, 2041, unless we terminate it earlier.
Equity Compensation Plan Information
The following table provides information as of December 31, 2024 with respect to shares of our common stock that may be issued under our existing equity compensation plans.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders
2017 Plan (1)	4,941,629	$4.00	0
2021 Plan (2)	11,693,146	$3.39	23,784,439
ESPP (3)	—	—	4,508,360
Equity compensation plans not approved by security holders	—	—	—
Total	16,634,775	$3.57	28,292,799
________________________

(1)
The Legacy Nautilus board of directors adopted, and Legacy Nautilus stockholders approved, the 2017 Plan. The 2017 Plan was terminated as of one day prior to the closing of the Business Combination and we will not grant any additional awards under the 2017 Plan. However, the 2017 Plan will continue to govern the terms and conditions of the outstanding awards previously granted under the 2017 Plan and assumed by us at the closing of the Business Combination.

(2)
Our board of directors adopted, and our stockholders approved, the 2021 Plan. The 2021 Plan provides that the number of shares available for issuance under the 2021 Plan will be increased on the first day of each fiscal year beginning with the 2022 fiscal year, in an amount equal to the least of (i) 18,672,000 shares, (ii) five percent (5%) of the outstanding shares of common stock on the last day of the immediately preceding fiscal year or (iii) such other amount as our board of directors may determine. On January 1, 2025, the number of shares available under the 2021 Plan increased by 6,305,308 shares pursuant to this feature. In addition, the shares reserved for issuance under the 2021 Plan include any shares of our Common Stock subject to awards of stock options or other awards that were assumed in the Business Combination (or “assumed awards”) that, on or after the effective date of the Business Combination, are terminated, canceled, expire or otherwise terminate without having been exercised in full, are tendered to or withheld by us for payment of an exercise price or for tax withholding obligations, or are forfeited to or repurchased by us due to failure to vest (provided that the maximum number of shares that may be added to the 2021 Plan pursuant to this provision is 7,500,000 shares).

(3)
Our board of directors adopted, and our shareholders approved, the ESPP. The ESPP provides that the number of shares available for issuance under the ESPP will be increased on the first day of each fiscal year beginning with the 2022 fiscal year, in an amount equal to the least of (i) 3,734,500 shares, (ii) one percent (1%) of the outstanding shares of common stock on the last day of the immediately preceding fiscal year or (iii) such other amount as the administrator may determine. On January 1, 2025, the number of shares available under the ESPP increased by 1,261,061 shares pursuant to this feature.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information regarding the beneficial ownership of Common Stock as of April 22, 2025 by:
•each person known by us to be the beneficial owner of more than 5% of our outstanding Common Stock;
•each of our named executive officers and our directors; and
•all of our executive officers and directors as a group.
Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security. Under those rules, beneficial ownership includes securities that the individual or entity has the right to acquire, such as through the exercise of stock options, within 60 days of April 22, 2025. Shares subject to options that are currently exercisable or exercisable within 60 days of April 22, 2025 are considered outstanding and beneficially owned by the person holding such options for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Except as noted by footnote, and subject to community property laws where applicable, based on the information provided to us, we believe that the persons and entities named in the table below have sole voting and investment power with respect to all shares shown as beneficially owned by them. Unless otherwise noted, the business address of each of our directors and executive officers is 2701 Eastlake Avenue East, Seattle, WA 98102. The percentage of beneficial ownership is calculated based on 126,148,469 shares of Common Stock outstanding as of April 22, 2025.

Name and Address of Beneficial Owners	Number of Shares	%
Sujal Patel(1)	18,972,881	14.8%
Parag Mallick(2)	21,639,743	17.0%
Kentaro Suzuki	—	*
Melissa Epperly(3)	249,028	*
Matthew McIlwain(4)	6,692,592	5.3%
Farzad Nazem(5)	2,100,893	1.7%
Vijay Pande(6)	212,747	*
Matthew L. Posard(7)	594,943	*
Michael Altman(8)	386,762	*
Karen Akinsanya(9)	210,409	*
All directors and officers as a group (15 persons)(10)	55,294,615	41.1%
Five Percent Holders:
Perceptive Life Sciences Master Fund Ltd.(11)	12,594,211	10.0%
Entities affiliated with Andreessen Horowitz(12)	17,653,917	14.0%
Entities affiliated with Cercano Management(13)	7,172,985	5.7%
Entities affiliated with Madrona Ventures(14)	6,692,592	5.3%
________________________
*Less than 1%
(1)Consists of (i) 10,141,721 shares held by Mr. Patel, (ii) 5,280,476 shares held by PFV I, LLC, (iii) 1,814,035 shares held by the Sujal Patel 2020 Children's Trust, u/a/d December 3, 2020 (the “Patel Trust”) and (iv) 1,736,649 shares subject to options held by Mr. Patel exercisable withing 60 days of April 22, 2025. Mr. Patel is the manager of PFV I, LLC and a trustee of the Patel Trust and as such has voting and investment control over the shares held by PFV I, LLC and the Patel Trust. Mr. Patel disclaims, for purposes of Section 16 of the Securities Exchange Act of 1934, beneficial ownership of the securities held by the Patel Trust, except to the extent of any pecuniary interest therein, and this report shall not be deemed an admission that Mr. Patel is the beneficial owner of such securities for purposes of Section 16 or for any other purposes.
(2)Consists of (i) 20,479,892 shares held by Dr. Mallick, (ii) 200,000 shares held by The Dream Finder Foundation, and (iii) 959,851 shares subject to options held by Dr. Mallick exercisable within 60 days of April 22, 2025. Dr. Mallick has voting and investment control over the shares held by The Dream Finder Foundation. Dr. Mallick disclaims, for purposes of Section 16 of the Securities Exchange Act of 1934, beneficial ownership of the securities held by The Dream Finder Foundation, except to the extent of any pecuniary interest therein, and this report shall not be deemed an admission that Dr. Mallick is the beneficial owner of such securities for purposes of Section 16 or for any other purposes.
(3)Consists of shares subject to options held by Ms. Epperly exercisable within 60 days of April 22, 2025.
(4)Consists of the shares set forth in footnote 14 below.
(5)Consists of (i) 1,888,146 shares held by HAND Capital, LLC and (ii) 212,747 shares subject to options held by Mr. Nazem exercisable within 60 days of April 22, 2025. Mr. Nazem is the manager of HAND Capital, LLC and as such has voting and investment power over the shares held by HAND Capital, LLC.

(6)Consists of shares subject to options held by Mr. Pande exercisable within 60 days of April 22, 2025. Mr. Pande has no voting or investment control over the shares held by entities affiliated with Andreessen Horowitz that are included in footnote 12 below.
(7)Consists of (i) 50,000 shares held by Mr. Posard, (ii) 100,000 shares held by the Matthew and Elizabeth Posard Trust and (iii) 444,943 shares subject to options held by Mr. Posard exercisable within 60 days of April 22, 2025. Mr. Posard is the trustee of the Matthew and Elizabeth Posard Trust and as such has voting and investment control over shares held by the Matthew and Elizabeth Posard Trust.
(8)Consists of (i) 165,860 shares held by Mr. Altman and (ii) 220,902 shares subject to options held by Mr. Altman exercisable within 60 days of April 22, 2025.
(9)Consists of shares subject to options held by Ms. Akinsanya exercisable within 60 days of April 22, 2025.
(10)Consists of (i) 55,294,615 shares beneficially owned by the directors and officers and (ii) 8,443,750 shares subject to options held by the directors and officers exercisable within 60 days of April 22, 2025.
(11)Consists of (i) 12,428,351 shares held by Perceptive Life Sciences Master Fund Ltd. (the “Master Fund”) and (ii) 165,860 shares held by C2 Life Sciences LLC (“C2 Life Sciences”). Perceptive Advisors LLC (the “Advisor”) serves as the investment manager of Master Fund. Joseph Edelman is the managing member of the Advisor. Each of Mr. Edelman and the Advisor disclaims, for purposes of Section 16 of the Securities Exchange Act of 1934, beneficial ownership of such securities, except to the extent of his/its indirect pecuniary interest therein, and this report shall not be deemed an admission that either Mr. Edelman or the Advisor is the beneficial owner of such securities for purposes of Section 16 or for any other purposes. The address for the persons and entities set forth herein is 51 Astor Place, 10th Floor, New York, NY 10003.
(12)Consists of (i) 16,298,006 shares held by AH Bio Fund II, L.P., for itself and as nominee for AH Bio Fund II-B, L.P. (collectively, the “AH Bio Fund II Entities”) and (ii) 1,355,911 shares held by Andreessen Horowitz LSV Fund II, L.P., for itself and as nominee for Andreessen Horowitz LSV Fund II-B, L.P. and Andreessen Horowitz LSV Fund II-Q, L.P. (collectively, the “AH LSV Fund II Entities”). AH Equity Partners Bio II, L.L.C. (“AH EP Bio II”), the general partner of the AH Bio Fund II Entities, may be deemed to have sole voting and dispositive power over the shares held by the AH Bio Fund II Entities. AH Equity Partners LSV II, L.L.C. (“AH EP LSV II”), the general partner of the AH LSV Fund II Entities, may be deemed to have sole voting and dispositive power over the shares held by the AH LSV Fund II Entities. The managing members of each of AH EP Bio II and AH EP LSV II are Marc Andreessen and Ben Horowitz, and each of them may be deemed to hold shared voting and dispositive power over the shares held by the AH Bio Fund II Entities and AH LSV Fund II Entities. Shares held by each of these entities include shares that may be subsequently sold by each of Marc Andreessen, Ben Horowitz and Vijay Pande, a member of Nautilus’ board of directors, following in-kind distributions of shares by these entities. The address for the persons and entities set forth herein is 2865 Sand Hill Road, Suite 101, Menlo Park, CA 94025.
(13)Consists of (i) 3,586,493 shares held by Vulcan Capital Holdings Columbia LLC (“VCHC”) and (ii) 3,586,492 shares held by VCVC V LLC (“VCVC”). Based solely on the most recently available Schedule 13G filed with the SEC on February 13, 2023, Cercano Management LLC (“Cercano”) may be deemed to be the beneficial owner of such shares as Cercano acts as an investment adviser to VCHC and VCVC pursuant to investment management agreements whereby all voting and investment discretion has been contractually allocated to Cercano, and such discretion may not be revoked with less than 61 days’ notice, and Christopher N. Ordnorff may also be deemed to be the beneficial owner of such shares because he controls Cercano in his position as managing member of Cercano.  Both Cercano and Mr. Orndorff disclaim, for purposes of Section 16 of the Securities Exchange Act of 1934, beneficial ownership of these securities, except to the extent of their respective pecuniary interests therein, and this report shall not be deemed an admission that either of Cercano or Mr. Orndorff is the beneficial owner of such securities for purposes of Section 16 or for any other purposes. The address for the foregoing entities is 1110 112th Avenue NE, Suite 202, Bellevue, WA 98004.
(14)Consists of (i) 5,798,394 shares held by Madrona Venture Fund VI, LP (“Madrona Fund VI”), (ii) 222,376 shares held by Madrona Venture Fund VI-A, LP (“Madrona Fund VI-A”), (iii) 459,075 shares held by Mr. McIlwain and (iv) 212,747 shares subject to options held by Mr. McIlwain exercisable within 60 days of April 22, 2025. Madrona Investment Partners VI, L.P. (“Madrona Partners VI”) is the general partner of each of Madrona Fund VI and Madrona Fund VI-A, and Madrona VI General Partner, LLC (“Madrona VI LLC”) is the general partner of Madrona Partners VI. Matthew McIlwain, together with Paul Goodrich, Scott Jacobson, Len Jordan, Tim Porter, Soma Somasegar, Hope Cochran, and Steve Singh are the managing members of Madrona VI LLC, and each may be deemed to share voting and investment power over the securities held by Madrona Fund VI and Madrona Fund VI-A. Each of such individuals disclaims beneficial ownership over such securities except to the extent of his pecuniary interest therein. The address for the persons and entities set forth herein is 999 Third Avenue, 34th Floor, Seattle, WA.
Please see the sections titled “Executive Compensation” and “Related Person Transactions” appearing elsewhere in this proxy statement for information regarding material relationships with our principal securityholders within the past two years.

RELATED PERSON TRANSACTIONS
Described below are any transactions occurring since January 1, 2023 and any currently proposed transactions in which we have been or are a party, and in which:
•the amounts involved exceeded or will exceed the lesser of $120,000 or 1% of the average of our total assets at year-end for the last two completed fiscal years; and
•a director, executive officer, holder of more than 5% of our outstanding capital stock, or any member of such person’s immediate family had or will have a direct or indirect material interest.
From January 1, 2023 through the present, there have been no related party transactions that are disclosable under Item 404 of Regulation S-K and no such transactions are currently proposed.
Our Policies and Procedures for Related Party Transactions
Our board of directors has adopted a written Related Person Transactions Policy that sets forth our policies and procedures regarding the identification, review, consideration and oversight of “related person transactions.” For purposes of our policy only, a “related person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we or any of our subsidiaries are participants involving an amount that exceeds $120,000, in which any “related person” has a material interest.
Transactions involving compensation for services provided to us as an employee, consultant or director will not be considered related person transactions under this policy. A related person is any executive officer, director, nominee to become a director or a holder of more than 5% of any class of our voting securities (including our Common Stock), including any of their immediate family members and affiliates, including entities owned or controlled by such persons.
Under the policy, the related person in question or, in the case of transactions with a holder of more than 5% of any class of our voting securities, an officer with knowledge of a proposed transaction, must present information regarding the proposed related person transaction to our audit committee (or, where review by our audit committee would be inappropriate, to another independent body of our board of directors) for review. To identify related person transactions in advance, we will rely on information supplied by our executive officers, directors and certain significant stockholders. In considering related person transactions, our audit committee will take into account the relevant available facts and circumstances, which may include, but are not limited to:
•the risks, costs, and benefits to us;
•the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated;
•the terms of the transaction;
•the availability of other sources for comparable services or products; and
•the terms available to or from, as the case may be, unrelated third parties.
Our audit committee will approve only those transactions that it determines are fair to us and in our best interests.

OTHER MATTERS
Stockholder Proposals or Director Nominations for 2026 Annual Meeting
If a stockholder would like us to consider including a proposal in our proxy statement for our 2026 annual meeting pursuant to Rule 14a-8 of the Exchange Act, then the proposal must be received by our corporate secretary at our principal executive offices on or before December 30, 2025. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:
Nautilus Biotechnology, Inc.
Attention: Corporate Secretary
2701 Eastlake Avenue East
Seattle, Washington 98102
Our amended and restated bylaws also establish an advance notice procedure for stockholders who wish to present a proposal or nominate a director at an annual meeting, but do not seek to include the proposal or director nominee in our proxy statement. In order to be properly brought before our 2026 annual meeting, the stockholder must provide timely written notice to our corporate secretary, at our principal executive offices, and any such proposal or nomination must constitute a proper matter for stockholder action. The written notice must contain the information specified in our amended and restated bylaws. To be timely, a stockholder’s written notice must be received by our corporate secretary at our principal executive offices:
•no earlier than 8:00 a.m., Pacific Time, on February 20, 2026, and
•no later than 5:00 p.m., Pacific Time, on March 22, 2026.
In the event that we hold our 2026 annual meeting more or less than 25 days after the one-year anniversary of this year’s annual meeting, then such written notice must be received by our corporate secretary at our principal executive offices:
•no earlier than 8:00 a.m., Pacific Time, on the 120th day prior to the day of our 2026 annual meeting, and
•no later than 5:00 p.m., Pacific Time, on the later of the 90th day prior to the day of the annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of the annual meeting is first made by us.
In addition to satisfying the requirements of our amended and restated bylaws, including the earlier notice deadlines set forth above and therein, to comply with universal proxy rules, stockholders who intend to solicit proxies in support of director nominees (other than our nominees) must also provide notice that sets forth the information required by Rule 14a-19 of the Exchange Act, no later than April 21, 2026.

If a stockholder who has notified us of his, her or its intention to present a proposal at an annual meeting of stockholders does not appear to present his, her or its proposal at such annual meeting, then we are not required to present the proposal for a vote at such annual meeting.
Availability of Bylaws
A copy of our amended and restated bylaws may be obtained by accessing our filings on the SEC’s website at www.sec.gov. You may also contact our corporate secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires that our directors and executive officers, and persons who own more than 10% of our common stock, file reports of ownership and changes in ownership with the SEC. Based on our review of such filings and written representations from certain reporting persons that no Form 5 is required, we believe that during the fiscal year ended December 31, 2024, all directors, executive officers and greater than 10% stockholders complied with all Section 16(a) filing requirements applicable to them.

In making these statements, we have relied upon examination of the filings made with the SEC and the written representations of our directors and executive officers.
2024 Annual Report
Our financial statements for our fiscal year ended December 31, 2024 are included in our annual report, which we will make available to stockholders at the same time as this proxy statement. Our proxy materials and our annual report are posted on our website at https://investors.nautilus.bio/ and are available from the SEC at its website at www.sec.gov. You may also obtain a copy of our annual report, free of charge, by sending a written request to Nautilus Biotechnology, Inc., 2701 Eastlake Avenue East, Seattle, Washington 98102, Attention: Investor Relations.
Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement, and references to our website address in this proxy statement are inactive textual references only.
* * *
The board of directors does not know of any other matters to be presented at the annual meeting. If any additional matters are properly presented at the annual meeting, the persons named in the proxy will have discretion to vote the shares of our common stock they represent in accordance with their own judgment on such matters.
It is important that your shares be represented at the annual meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote as promptly as possible to ensure your vote is recorded.
THE BOARD OF DIRECTORS

Seattle, Washington
April 29, 2025

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLYTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. V72582-P28492 ! ! ! For All Withhold All For All Except For Against Abstain ! !! To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. Nominees: 01) Sujal Patel 02) Matthew McIlwain 2. Ratification of the appointment of PricewaterhouseCoopers, LLP as our independent registered public accounting firm for the year ended December 31, 2025. 1. Election of Class I Directors Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. NAUTILUS BIOTECHNOLOGY, INC. The Board of Directors recommends you vote FOR the following: The Board of Directors recommends you vote FOR the following proposal: NOTE: In their discretion, the proxyholders will vote on such other business as may properly come before the meeting or any adjournment or postponement thereof. SCAN TO VIEW MATERIALS & VOTEw NAUTILUS BIOTECHNOLOGY, INC. 2701 EASTLAKE AVE EAST SEATTLE, WA 98102-4188 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on June 19, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/NAUT2025 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on June 19, 2025. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

V72583-P28492 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com. NAUTILUS BIOTECHNOLOGY, INC. THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS ANNUAL MEETING OF STOCKHOLDERS JUNE 20, 2025, 10:00 AM PDT The stockholder(s) hereby appoint(s) Sujal Patel and Anna Mowry, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of NAUTILUS BIOTECHNOLOGY, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held virtually at www.virtualshareholdermeeting.com/NAUT2025 at 10:00 a.m., Pacific time on Friday, June 20, 2025, and any adjournment or postponement thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDERS. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. Continued and to be signed on reverse side